UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sales of Equity Securities

             On December 18, 2007, a wholly-owned subsidiary of Rudolph Technologies, Inc. (the "Company") entered into, and consummated the transactions contemplated by, an Asset Purchase Agreement (the "Purchase Agreement") with Applied Precision Holdings, LLC and Applied Precision, LLC (collectively, "Applied"), pursuant to which the Company purchased substantially all of the assets and assumed certain liabilities of the semiconductor division of Applied (the "Semiconductor Division"). The Semiconductor Division is engaged in the business of designing, developing, manufacturing, marketing, selling and supporting advanced probe card metrology and wafer probe process monitoring equipment and is complementary to the Company's existing business.

            Under the terms of the Purchase Agreement and in consideration of the purchase of the assets:

                        (1)        the Company has agreed to pay $58,500,000 in cash at closing, subject to adjustment, and issue shares of the Company's common stock having a value of $15,000,000 (based on the volume-weighted average closing price of the Company's common stock during the ten trading day period prior to the execution of the Purchase Agreement); and

            (2)        the Company has agreed to assume the following liabilities of the Semiconductor Division: accounts payable, assigned contracts, licenses and leases, warranty claims and employee liabilities, all as more fully described in the Purchase Agreement. In addition, the Company has agreed to assume the defense of and all obligations relating to certain litigation currently pending against Applied (the "Assumed Litigation").

            The closing under the Purchase Agreement occurred on December 18, 2007 and the Company paid $56,077,847 in cash and issued 1,307,341 shares of common stock. The cash portion of the purchase price is subject to further post-closing adjustment based on the final closing net asset balance as described in the Purchase Agreement.

            Under the terms of the Purchase Agreement, the Company and Applied have made certain representations and warranties and have agreed to indemnify each other for certain events and liabilities. In addition, $7,500,000 of the cash portion of the purchase price has been placed into escrow and is available to the Company, among other things (i) to fund indemnification obligations of Applied, (ii) to reimburse the Company certain amounts relating to the Assumed Litigation, (iii) for certain distributions to the Company in the event certain contracts relating to the Semiconductor Division are not terminated by Applied and (iv) to fund any post-closing net asset balance adjustment due the Company.

            The Company and Applied have also entered into certain additional agreements relating to the transfer of the Semiconductor Division, including a License Agreement, an Escrow Agreement, a Sublease, a Transition Services Agreement, a Joint Defense Agreement, a Registration Rights Agreement and a Purchase Order and Manufacturing License Agreement.

             Daniel H. Berry and Paul Craig, members of the Company's Board of Directors, are associated with Riverside Partners, LLC, a private equity investment firm of which Applied is a portfolio company. Mr. Berry also served as Executive Vice President of Applied through August of 2007. Neither of such persons participated in any discussions of the Company's Board of Directors with respect to the transaction with Applied.

            The purchase price for the assets was determined by the Company through arms' length negotiations which was reviewed by an independent committee of the Board of Directors of the Company.  In addition, the Company received a fairness opinion from Piper Jaffray & Co. in connection with its review of the transaction.

            The Company did not borrow any of the funds necessary for the transaction. The 1,307,341 shares of common stock issued in the transaction were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D.

            Reference is made to the copy of the Asset Purchase Agreement filed as Exhibit 2.0 herewith for a complete description of the terms and conditions summarized above.

Item 7.01 Regulation FD Disclosure

             On December 18, 2007, the Company issued a press release announcing the acquisition described above. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

            In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

             (a) Financial Statements of Businesses Acquired

                        The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of the filing of this report.

            (b) Pro Forma Financial Information

                        The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date of the filing of this report.

            (d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of December 18, 2007, by and among Rudolph Technologies, Inc., Mariner Acquisition Company LLC, Applied Precision Holdings, LLC and Applied Precision, LLC
99.1	Press Release dated December 18, 2007

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        Rudolph Technologies, Inc.

Date: December 20, 2007	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of December 18, 2007, by and among Rudolph Technologies, Inc., Mariner Acquisition Company LLC, Applied Precision Holdings, LLC and Applied Precision, LLC
99.1	Press Release dated December 18, 2007

Exhibit 2.1

ASSET PURCHASE AGREEMENT
dated as of December 18, 2007
by and among
RUDOLPH TECHNOLOGIES, INC.,
and its subsidiary, MARINER ACQUISITION COMPANY LLC
and
APPLIED PRECISION HOLDINGS, LLC
and its subsidiary, APPLIED PRECISION, LLC

TABLE OF CONTENTS

ARTICLE I SALE AND PURCHASE OF ASSETS; CLOSING
Section 1.01 Assets.
Section 1.02 Liabilities.
Section 1.03 Purchase Price.
Section 1.04 Final Purchase Price; Adjustments.
Section 1.05 Closing Date; Closing Deliveries.
Section 1.06 Third Party Consents.
Section 1.07 Deposits
Section 1.08 Delivery of Books and Records.
Section 1.09 Transfer Taxes.
Section 1.10 ITC Litigation Data.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER
Section 2.01 Organization; Business Locations; Subsidiaries.
Section 2.02 Authority of Seller.
Section 2.03 No Conflicts.
Section 2.04 Governmental Approvals and Filings.
Section 2.05 Books and Records.
Section 2.06 Financial Statements.
Section 2.07 Absence of Changes.
Section 2.08 No Undisclosed Liabilities.
Section 2.09 Legal Proceedings.
Section 2.10 Compliance With Laws and Orders.
Section 2.11 Benefit Plans; ERISA.
Section 2.12 Real Property.
Section 2.13 Tangible Personal Property.
Section 2.14 Intellectual Property Rights.
Section 2.15 Contracts.
Section 2.16 Licenses.
Section 2.17 Insurance; Financial Assurances.
Section 2.18 Affiliated Transactions; Divisions.
Section 2.19 Employees; Labor Relations.
Section 2.20 Environmental Matters.
Section 2.21 Customers and Suppliers.
Section 2.22 Accounts Receivable and Payable; Indebtedness.
Section 2.23 Inventory.
Section 2.24 Vehicles.
Section 2.25 No Guarantees.
Section 2.26 Entire Business.
Section 2.27 Brokers.
Section 2.28 Title to Assets.
Section 2.29 Taxes.
Section 2.30 Product Liability; Warranty.
Section 2.31 Material Adverse Effect.
Section 2.32 Disclosure.
Section 2.33 Investor Representations.
Section 2.34 ITC Litigation.
Section 2.35 No Other Representations.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER 37
Section 3.01 Organization.
Section 3.02 Authority.
Section 3.03 No Conflicts.
Section 3.04 Governmental Approvals and Filings.
Section 3.05 Consideration.
Section 3.06 Legal Proceedings.
Section 3.07 Brokers.
Section 3.08 SEC Reports.

ARTICLE IV COVENANTS OF SELLER
Section 4.01 Fulfillment of Conditions.
Section 4.02 Tax/Bulk Sales Notification.
Section 4.03 Transfer Restrictions.

ARTICLE V COVENANTS OF PURCHASER
Section 5.01 Fulfillment of Conditions.
Section 5.02 Accounts Receivable.

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER
Section 6.01 Representations and Warranties.
Section 6.02 Performance.
Section 6.03 Certificates.
Section 6.04 Orders and Laws.
Section 6.05 Regulatory Consents and Approvals.
Section 6.06 Third Party Consents.
Section 6.07 Noncompetition Agreements.
Section 6.08 Deliveries.
Section 6.09 Proceedings.
Section 6.10 Opinion Letter.
Section 6.11 Sublease.
Section 6.12 License Agreements.
Section 6.13 Transition Services Agreement.
Section 6.14 UCC-3 Termination Statements.
Section 6.15 Joint Defense Agreement.
Section 6.16 Withdrawal of S-1 Filing.
Section 6.17 Registration Rights Agreement.
Section 6.18 PMC Component Documents

ARTICLE VII CONDITIONS TO OBLIGATIONS OF SELLER
Section 7.01 Representations and Warranties.
Section 7.02 Performance.
Section 7.03 Certificates.
Section 7.04 Orders and Laws.
Section 7.05 Regulatory Consents and Approvals.
Section 7.06 Third Party Consents.
Section 7.07 Deliveries.
Section 7.08 Proceedings.
Section 7.09 Opinion Letter.
Section 7.10 Sublease.
Section 7.11 License Agreement.
Section 7.12 Transition Services Agreement.
Section 7.13 Joint Defense Agreement.
Section 7.14 Registration Rights Agreement.
Section 7.15 PMC Component Documents.
Section 7.16 Tax Certificates.

ARTICLE VIII EMPLOYEE, TAX AND POST-CLOSING MATTERS
Section 8.01 Employment; Severance Obligations.
Section 8.02 Tax Matters.
Section 8.03 Public Announcements.
Section 8.04 ITC Litigation.
Section 8.05 Further Assurances.
Section 8.06 Accounts Payable; Accounts Receivable.
Section 8.07 Use of Names.
Section 8.08 Noncompetition and Confidentiality.
Section 8.09 IT Systems.
Section 8.10 Distributor Agreements.

ARTICLE IX SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 9.01 Survival Period.

ARTICLE X INDEMNIFICATION
Section 10.01 Indemnification.
Section 10.02 Method of Asserting Claims.

ARTICLE XI MISCELLANEOUS
Section 11.01 Notices.
Section 11.02 Construction.
Section 11.03 Entire Agreement.
Section 11.04 Expenses.
Section 11.05 Confidentiality.
Section 11.06 Waiver.
Section 11.07 Amendment.
Section 11.08 No Third Party Beneficiary.
Section 11.09 No Assignment; Binding Effect.
Section 11.10 Headings.
Section 11.11 Consent to Jurisdiction; Service of Process.
Section 11.12 Invalid Provisions.
Section 11.13 Exhibits and Schedules.
Section 11.14 Governing Law.
Section 11.15 Counterparts.
Section 11.16 Joint and Several Obligation.

Exhibits:

Exhibit A - Definitions
Exhibit B - List of Assigned Contracts
Exhibit C - [Intentionally Omitted]
Exhibit D - Base Net Asset Statement
Exhibit E - Estimated Net Asset Statement
Exhibit F - List of Unaudited Financial Statements
Exhibit G - Form of Seller Bring-Down Certificate
Exhibit H - Form of Seller Closing Certificate
Exhibit I - Employees Executing Noncompetition Agreements
Exhibit J - Form of Seller's Opinion of Counsel
Exhibit K - Form of Purchaser Bring-Down Certificate
Exhibit L - Form of Purchaser Closing Certificate
Exhibit M - Form of Purchaser's Opinion of Counsel
Exhibit N - List of Employees being Offered Employment
Exhibit O - Press Release

Disclosure Schedules

Section 1.01(a)(i) - Accounts Receivable
Section 1.01(a)(ii) - Tangible Personal Property
Section 1.01(a)(iii) - Inventory
Section 1.01(a)(v) - Prepaid Expenses
Section 1.01(a)(viii) - Licenses
Section 1.01(a)(ix) - Lessee Security Deposits
Section 1.01(a)(xiii) - Long Term Assets
Section 1.01(b)(vi)- Distributor Agreements
Section 1.01(b)(viii) - Exclusive Life Science Assets
Section 1.02(a)(i) - Capital Lease Obligations
Section 1.02(a)(ii) - Semiconductor Accounts Payable
Section 1.02(a)(iv) - Accrued Liabilities
Section 1.02(a)(vi) - Assumed Employee Liabilities
Section 1.02(b)(i) - Seller Accounts Payable
Section 2.01 - Organization; Business Locations; Subsidiaries
Section 2.03 - Conflicts; Violations
Section 2.04 - Seller Governmental Approvals and Filings
Section 2.05 - Business Books and Records
Section 2.07 - Absence of Changes
Section 2.08 - Undisclosed Liabilities
Section 2.09 - Legal Proceedings
Section 2.10 - Compliance with Laws and Orders
Section 2.11- Benefit Plans; ERISA Matters
Section 2.12 - Real Property
Section 2.13 - Tangible Personal Property
Section 2.14(b) - Trademarks, Patents, Etc.
Section 2.14(c) - Intellectual Property Licenses
Section 2.14(d) - Ownership of Intellectual Property
Section 2.14(e) - Intellectual Property Claims
Section 2.14(f) - Seller Actions and Proceedings
Section 2.14(g) - Authorship of Intellectual Property
Section 2.14(h) - Commercial Software
Section 2.15(a) - Material Contracts
Section 2.15(b) - Breach of Contracts
Section 2.15(c) - Termination Rights under Contracts
Section 2.16 - Licenses
Section 2.17(a) - Insurance
Section 2.17(b) - Financial Assurance Obligations
Section 2.18 - Affiliated Transactions
Section 2.19 - Employees
Section 2.20 - Environmental Matters
Section 2.21 - Customers and Suppliers
Section 2.22(a) - Accounts Receivable
Section 2.22(b) - Indebtedness
Section 2.23 - Ownership of Inventory
Section 2.24 - Vehicles
Section 2.25 - Guaranteed Obligations
Section 2.26 - Shared Facilities
Section 2.28 - Title to Assets
Section 2.29(a) - Tax Returns
Section 2.29(b) - Tax Audits
Section 2.29(c) - Proposed Tax Assessments
Section 2.30 - Product Liability and Warranty Claims
Section 2.34 - ITC Litigation
Section 3.03(c) - Purchaser Consents
Section 3.04 - Purchaser Governmental Approvals and Filings

    THIS ASSET PURCHASE AGREEMENT dated as of December 18, 2007 (the "Agreement"), is entered into by and among RUDOLPH TECHNOLOGIES, INC., a Delaware corporation ("Rudolph"), MARINER ACQUISITION COMPANY LLC, a Delaware limited liability company ("Purchaser" and, together with Rudolph, the "Purchaser Entities"), each having an address at One Rudolph Road, Flanders, New Jersey 07836, APPLIED PRECISION HOLDINGS, LLC, a Delaware limited liability company ("Applied Holdings"), and APPLIED PRECISION, LLC, a Delaware limited liability company ("Precision LLC" and, together with Applied Holdings, collectively and individually, "Seller"), each having an address at 1040 12th Avenue NW, Issaquah, Washington 98027-8929.

W I T N E S S E T H:

    WHEREAS, Seller is engaged in the business of designing, developing, manufacturing marketing, selling and supporting advanced automated imaging, measurement, metrology, inspection, precision motion control and analysis equipment and systems and related software and hardware primarily for the semiconductor and life sciences industries (the "Business"); and

    WHEREAS, the Business is operated in two separate divisions which are broken down by industry, Semiconductor and Life Sciences; the Semiconductor division provides advanced probe card metrology and wafer probe process monitoring equipment (the "Semiconductor Segment"), and the Life Sciences division provides advanced high-resolution microscopes, optical imaging systems, high content imaging and analysis systems, automated microarray readers and related tools for advanced research and pharmaceutical development and other purposes (the "Life Sciences Division"); and

    WHEREAS, Seller's Precision Motion Control business (the "PMC Business") is currently part of the Semiconductor Segment; provided however, for all purposes of this Agreement, the PMC Business shall be deemed to be part of the Life Sciences Division (and all references to the Life Science Division shall be deemed to include the PMC Business), and the Semiconductor Segment (excluding the PMC Business) shall be referred to herein as the "Semiconductor Division"; and

    WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all assets and properties of Seller, including all intellectual property rights (subject to those intellectual property rights covered by the License Agreement as described in the following recital) used by the Semiconductor Division (excluding those assets and properties which are used primarily by the Life Sciences Division), and in connection therewith, Purchaser has agreed to assume certain liabilities of Seller related to the Semiconductor Division, all on the terms and conditions set forth herein (the "Asset Sale"); and

    WHEREAS, certain intellectual property used in the Semiconductor Division will be licensed to Purchaser pursuant to the License Agreement; and in addition, pursuant to the License Agreement, Purchaser shall license certain intellectual property rights purchased by Purchaser in the Asset Sale back to Seller for use in the Life Sciences Division (which rights and obligations could be transferred to any eventual buyer of the Life Sciences Division); and

    WHEREAS, Seller will supply to Purchaser and grant to Purchaser a manufacturing license with respect to certain components manufactured by the PMC Business that are incorporated into certain of the Semiconductor Division products, all pursuant to the Purchase Order and the Manufacturing License Agreement (collectively, the "PMC Component Documents") (the rights and obligations of Seller under the PMC Component Documents shall be transferred to any eventual buyer of the Life Sciences Division); and

    WHEREAS, in connection with the Asset Sale, Seller and the Purchaser Entities desire to enter into certain other transactions, as more particularly set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used but not otherwise defined herein shall have the meanings set forth in Exhibit A attached hereto).

ARTICLE I
SALE AND PURCHASE OF ASSETS; CLOSING

Section 1.01 Assets.

    (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Seller will sell, transfer, convey, assign and deliver to Purchaser, all of Seller's right, title and interest in, to and under all of the assets, properties, rights and claims of Seller of every kind and description used in the Semiconductor Division (other than the Excluded Assets and except for (i) those intellectual property rights licensed to Purchaser pursuant to the License Agreement and (ii) those components being supplied to Purchaser pursuant to the PMC Component Documents), wherever located, whether tangible or intangible, real, personal or mixed, and whether or not appearing on the books and records of Seller (the foregoing assets to be transferred by Seller to Purchaser are referred to hereinafter as the "Assets"). The Assets shall be transferred to Purchaser free and clear of all Liens. The Assets include but are not limited to the following:

        (i) Accounts Receivable. All accounts receivable and other receivables of Seller arising out of the business and operation of the Semiconductor Division, a complete list of which, including the amount of each such account receivable as of the date which is 10 business days prior to the date hereof (the "Estimation Date"), as well as any changes thereto involving amounts in excess of $50,000 that have occurred between the Estimation Date and the date hereof, is set forth in Section 1.01(a)(i) of the Disclosure Schedule (the "Accounts Receivable"), together with all other rights, benefits and interests appurtenant thereto and security or collateral therefor, including without limitation, the Security Documents;

        (ii) Tangible Personal Property. All furniture, fixtures, computers, hardware, vehicles, production and laboratory equipment, systems, machinery, models, testing devices, measurement devices, samples, tools and all other tangible personal property used in the Semiconductor Division, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, a complete list of which, including the value of each item as of the Estimation Date is set forth in Section 1.01(a)(ii) of the Disclosure Schedule (the "Tangible Personal Property");

        (iii) Inventory. All finished goods, demo inventory, work-in-process and raw materials, supplies, packaging materials, parts and labels used in the Semiconductor Division, wherever they are located, including items owned by Seller that are held in warehouses and other facilities and items in transit, a complete list of which (excluding any items in transit for which such information is unavailable to Seller), including the value of each item as of the Estimation Date, is set forth in Section 1.01(a)(iii) of the Disclosure Schedule (the "Inventory");

        (iv) Assigned Contracts. All Contracts of Seller which are listed in Exhibit B hereto (the "Assigned Contracts");

        (v) Prepaid Expenses. All prepaid expenses relating to the business and operation of the Semiconductor Division (except to the extent such prepaid expenses relate to or constitute Excluded Assets), a complete list of which is set forth in Section 1.01(a)(v) of the Disclosure Schedule (the "Prepaid Expenses");

        (vi) Intangible Personal Property. All intangible personal property (other than the Intellectual Property Rights) used in connection with the business and operation of the Semiconductor Division or any of the Assets, including without limitation, all customer and vendor/supplier lists, telephone and telecopy numbers and all other information and documentation relating thereto (the "Intangible Personal Property");

        (vii) Intellectual Property. All Intellectual Property and Intellectual Property Rights (except for those rights to be licensed to Purchaser pursuant to the License Agreement and except for any Intellectual Property Rights included in the Excluded Assets) that are owned or controlled by Seller and used in the operation of the Semiconductor Division, including without limitation those trademarks, patents and patent applications set forth in Section 2.14(b) of the Disclosure Schedule;

        (viii) Licenses. To the extent their transfer is permitted under applicable Laws, all Licenses (including applications therefor) utilized in the business and operation of the Semiconductor Division, a complete list of which is set forth in Section 1.01(a)(viii) of the Disclosure Schedule;

        (ix) Security Deposits. All security deposits deposited by or on behalf of Seller as lessee or sublessee under any Assigned Contract (the "Lessee Security Deposits"), a complete list of which is set forth in Section 1.01(a)(ix) of the Disclosure Schedule;

        (x) Books and Records. All Books and Records created or arising out of, or used or held for use in, the business and operation of the Semiconductor Division or otherwise relating to any of the Assets, except for the Excluded Books and Records (the "Business Books and Records");

        (xi) Marketing and Promotional Materials. All market research, promotional and advertising materials, price lists, market share information, marketing reports and studies, sales support, sales collateral, productions, sales and marketing files (whether in print or electronic format) including all past and present promotion copy and data bases, web images, web copy, used for or relating to the Semiconductor Division;

        (xii) Claims and Rights. All rights, interests, benefits, claims, credits, causes of action and rights of set-off against third parties relating to the business and operation of the Semiconductor Division or affecting any of the Assets and arising prior to the Closing Date, whether known or unknown, accrued or unaccrued, absolute, fixed or contingent or otherwise, in each case to the extent transferable, including without limitation, claims pursuant to or under any manufacturer's warranties, representations and guarantees made by suppliers, vendors, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to the Semiconductor Division, and all claims, counterclaims, causes of action and any other rights and interests of Seller relating to or arising out of the ITC Litigation, and all insurance benefits, including rights thereunder and proceeds therefrom, which arise from or relate to any of the other Assets or the Assumed Liabilities;

        (xiii) Other Long Term Assets. All rights and interests in and to the items designated as "other long term assets" of the Semiconductor Division on Seller's Financial Statements, a complete list of which, including the value of each item as of the Estimation Date, is set forth in Section 1.01(a)(xiii) of the Disclosure Schedule (the "Long Term Assets");

        (xiv) Contract Rights. All of Seller's rights and interest in, to and under, including the right to enforce and exercise all remedies under, the provisions of any noncompetition, nonsolicitation and/or confidentiality agreements relating to the Semiconductor Division between Seller and any third party, including without limitation, any current or former employees of Seller;

        (xv) Indemnitee Rights. All of Seller's rights and interest in, to and under, including the right to enforce and exercise all remedies under, any indemnification agreement by any third party in favor of Seller relating to the Semiconductor Division;

        (xvi) Memberships. All rights and interest in and to memberships in trade or business groups and associations relating to the Semiconductor Division; and

        (xvii) Goodwill. All goodwill relating to or arising out of any of the foregoing Assets.

    For the avoidance of doubt, Seller and Purchaser acknowledge and agree that it is the intention of the parties under this Agreement to sell and transfer to Purchaser all of the assets and properties used for the business of the Semiconductor Division or otherwise relating to or necessary for the operation of the Semiconductor Division (other than the Excluded Assets). To the extent any such assets or properties are used jointly for the Semiconductor Division, the Life Sciences Division and/or the PMC Business, (A) to the extent that such assets are not being transferred to Purchaser pursuant to this Agreement, all rights with respect to such assets and properties as they relate to the Semiconductor Division shall be leased, licensed or otherwise transferred or supplied to Purchaser in accordance with the provisions of the applicable Operative Agreements; and (B) to the extent such assets are being transferred to Purchaser pursuant to this Agreement, all rights with respect to such assets and properties as they relate to the Life Sciences Division and/or the PMC Business shall be leased, licensed or otherwise transferred back to Seller in accordance with the provisions of the applicable Operative Agreements (and shall be transferable to any eventual purchaser of the Life Sciences Division, subject to assumption of the obligations relating thereto by such purchaser).

    (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following assets of Seller (the "Excluded Assets") shall be excluded from and shall not constitute Assets (and shall be deemed excluded from the Semiconductor Division):

        (i) Cash. Cash (excluding any Lessee Security Deposits), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

        (ii) Employee Benefit Plans. All assets owned or held by any Benefit Plans of Seller;

        (iii) Tax Refunds. All refunds or credits, if any, of Taxes due to Seller;

        (iv) Excluded Books and Records. The minute books, transfer books and company seal of Seller, if any, and all books and records relating exclusively to the Life Sciences Division (the "Excluded Books and Records")(provided that to the extent any of the books and records that are not Excluded Books and Records contain information relating to the Life Sciences Division, Seller shall be entitled to retain copies of such items);

        (v) Equity Interests. All stock, membership interests or other equity interests of Seller in any of its affiliates or subsidiaries;

        (vi) Excluded Contracts. The rights of Seller in, to and under, all Contracts of Seller, other than the Assigned Contracts (collectively, the "Excluded Contracts"), including, but not limited to, any agreements in effect on the date hereof between Seller and any independent distributor or any agent or other sales representative (collectively, the "Distributor Agreements"), a complete and accurate list of the Distributor Agreements being set forth on Schedule 1.01(b)(vi) of the Disclosure Schedule;

        (vii) Trademarks; Names. Except as provided in Section 8.07 hereof, Seller's right, title and interest in and to the name "Applied Precision" and any other name which is similar to "Applied Precision" or any derivation thereof and the domain names www.appliedprecision.com and www.api.com;

        (viii) Life Sciences Division Assets. The assets and properties of Seller used primarily in the Life Sciences Division (including the PMC Business), including without limitation those listed in Section 1.01(b)

        (viii) of the Disclosure Schedule (collectively, the "Exclusive Life Science Assets") (provided, however, Purchaser will receive rights to use and/or will be supplied and/or have the right to manufacture certain of the Exclusive Life Science Assets pursuant to the License Agreement, the PMC Component Documents or other Operative Agreements, which shall be transferable to any eventual purchaser of the Life Sciences Division, subject to assumption of the obligations relating thereto by such purchaser);

        (ix) Insurance Policies. All insurance policies of Seller and all claims, rights and proceeds thereunder, except for the rights and benefits relating to the operations or assets of the Semiconductor Division and except as otherwise set forth in Section 1.01(a)(xii); and

        (x) Agreement. Seller's rights pursuant to this Agreement (including all exhibits hereto).

Section 1.02 Liabilities.

    (a) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following liabilities and obligations of Seller relating to the Semiconductor Division (collectively, the "Assumed Liabilities"):

        (i) the liabilities and obligations of Seller existing as of the Closing Date under the Assigned Contracts and the Licenses, including the Personal Property Leases (collectively, "Capital Lease Obligations"), a complete and accurate listing of which, including the amount outstanding as of the Estimation Date, is set forth in Section 1.02(a)(i) of the Disclosure Schedule, and the liabilities arising under the Assigned Contracts and the Licenses after the Closing (collectively, the "Assumed Contract Liabilities");

        (ii) the accounts payable of Seller (the "Assumed Semiconductor Accounts Payable") which, including the estimated amount thereof outstanding as of the Estimation Date, are set forth in Section 1.02(a)(ii) of the Disclosure Schedule; and

        (iii) the obligations relating to the pending action filed by Integrated Technology Corporation and Nevada Integrated Technology Corporation (collectively, "ITC") against Applied Precision, LLC, Applied Precision Holdings, LLC and Applied Precision, Inc., Case No. CV-06-02182-PHX-ROS, and all related counterclaims (the "ITC Litigation"), as described in Section 1.02(c).

        (iv) the liabilities of Seller set forth in Section 1.02(a)(iv) of the Disclosure Schedule (the "Accrued Liabilities");

        (v) all warranty claims (collectively, "Assumed Warranty Claims") from customers of Seller with respect to goods or products engineered, designed, manufactured, subcontracted, sold, delivered, shipped or held as Inventory by the Semiconductor Division before or after the Closing (collectively, the "Seller Products"), except as provided in Section 1.02(b)(x); and

        (vi) the liabilities of Seller with respect to Continuing Employees existing as of the Closing Date which are listed in Section 1.02(a)(vi) of the Disclosure Schedule (collectively, the "Assumed Employee Liabilities").

    Purchaser's assumption of the Assumed Liabilities shall in no way be deemed a waiver or release by Purchaser of any rights, at law or in equity, which Purchaser may have against Seller as a result of any claim arising out of the breach by Seller of any representation, warranty or covenant under this Agreement or any other Operative Agreement.

    (b) Excluded Liabilities. Except for the Assumed Liabilities, Purchaser is not assuming any Liabilities of Seller including, but not limited to, any Liabilities (collectively, the "Excluded Liabilities"):

        (i) with respect to any accounts payable of Seller other than the Assumed Semiconductor Accounts Payable (the "Seller Accounts Payable"; and together with the Assumed Semiconductor Accounts Payable, the "Accounts Payable"), a complete and accurate report and listing of which, as of the Estimation Date, is set forth in Section 1.02(b)(i) of the Disclosure Schedule;

        (ii) with respect to any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by Seller, or imposed or asserted to be imposed by operation of law or otherwise, in connection with any goods or products engineered, designed, manufactured, subcontracted, sold, delivered, shipped or held as inventory by the Life Sciences Division;

        (iii) under Contracts to which Seller is a party or by which Seller is otherwise bound, including, without limitation, the Excluded Contracts (except for the Assumed Contract Liabilities);

        (iv) with respect to or arising under any Benefit Plans, any individual employment or consulting agreement to which Seller is a party or is otherwise bound, or any severance plans or agreements of Seller, any severance benefits, bonuses, deferred compensation or other similar benefits provided pursuant to any Benefit Plan, program, practices, policies or agreement of Seller or under any applicable Law, or any notification requirements required under federal or state law, including the WARN Act, or any employee claims against Seller generally, including any claims for salaries, bonuses, wages, benefits, deferred compensation or other form of compensation of Seller's employees, whether accrued or unaccrued, and claims of constructive dismissal made by any employees of Seller, which liabilities, to the extent known, shall be paid in full by Seller to the applicable employees or other parties on the Closing Date (other than the Assumed Employee Liabilities);

        (v) owing to any Affiliate of Seller, including without limitation, any and all inter-company accounts payable and other Liabilities between any Seller and any of its Affiliate companies or subsidiaries (including any other Seller), including any Indebtedness owing to equity holders of Seller, but excluding certain allocated overhead expenses of Seller which are included within the Accrued Liabilities;

        (vi) with respect to any pending or threatened claims, allegations or Actions or Proceedings against Seller, known or unknown (other than the ITC Litigation and the Assumed Warranty Claims), or future claims against the Life Sciences Division, including without limitation, any claims arising out of engineering, design, manufacture, subcontracting or sale of the Life Sciences Division's products, process, services, design work, or patent infringement or the misappropriation of trade secrets by the Life Sciences Division;

        (vii) arising under applicable Environmental Laws with respect to the Business, or any use, operation or ownership of any Assets by Seller, or any facilities owned, occupied, leased or used by Seller at any time prior to the Closing;

        (viii) arising out of or relating to any Taxes of Seller (provided that with respect to Transfer Taxes, Purchaser pays its share pursuant to Section 1.09), whether arising prior to, on or after the Closing Date, including without limitation, its share of any Transfer Taxes as provided in Section 1.09;

        (ix) arising out of or relating to any Excluded Asset;

        (x) arising out of or relating to any product liability claims or other similar claims involving any Seller Product manufactured, sold, distributed, delivered or shipped before the Closing , except for the Assumed Warranty Claims; and

        (xi) all other Liabilities of Seller arising out of or relating to the Business or any use, operation or ownership of any Asset by Seller on or prior to the Closing Date, including any Environmental Claim relating thereto, in each case regardless of whether they are known or unknown, accrued, absolute, contingent or otherwise.

    (c) ITC Litigation.

        (i) From and after the Closing Date, except as provided in the Escrow Agreement, the Purchaser Entities shall assume all liability and future obligations associated with the ITC Litigation (including any attorneys, professional, expert and similar fees and costs incurred following the Closing Date, and any payment for judgment or settlement) and, in connection therewith, the Purchaser Entities shall have the right to control and direct the ITC Litigation. Accordingly, the Purchaser Entities will have full control of, and the right to make all litigation strategy or other decisions in, all meetings, depositions, negotiations, motions, hearings, trials and other proceedings relating thereto (the "ITC Proceedings"), including the assertion of any counterclaims and any resolution, compromise or settlement thereof; provided, however, that except as hereinafter provided, Seller shall not be bound by any such resolution, compromise or settlement unless the Purchaser Entities obtain Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed; provided, however, that Seller's consent shall not be required and Seller shall nevertheless be bound even if its consent is not obtained if Seller (including any officer, director, employee, investor, equity holder or affiliate of the foregoing) has no exposure (financial or otherwise) or other obligation (other than as set forth in Section 2(c) of the Escrow Agreement) as a result of such resolution, compromise or settlement.

        (ii) In furtherance of the foregoing, (A) the Purchaser Entities shall have the sole right to appoint or remove any counsel involved in any ITC Proceedings and to file any counterclaims and/or other pleadings in connection with the ITC Proceedings, and (B) each Seller shall, at all times from and after the Closing Date, follow the direction and instruction of Purchaser in assisting in the defense, prosecution and pursuit of the ITC Litigation, and (C) each Seller shall, except as prohibited by court order, from and after the date hereof, provide (or cause to be provided) to the Purchaser Entities copies of all existing or future correspondence, pleadings, briefs and other motion papers, court filings, attorney-work products, expert witness materials and any other files or documents relating to the ITC Litigation immediately upon receipt thereof or simultaneously with the transmittal or submission thereof by Seller or any of its employees, agents or representatives. Each Seller acknowledges that it shall not (and shall cause all of its employees, agents and representatives to not) take any action or make any decisions in respect of the ITC Litigation without the prior approval of the Purchaser Entities. Further, except as prohibited by court order, each Seller shall, and shall use reasonable efforts to cause its managers, directors, employees and other agents and representatives to, provide full, prompt and diligent cooperation to the Purchaser Entities at their request from time to time, in connection with the ITC Proceedings, including but not limited to, providing the Purchaser Entities with access to any Books and Records of Seller containing any information relating to the ITC Litigation, executing any agreements, certifications, pleadings, court filings and other documents determined by the Purchaser Entities to be necessary or desirable to conduct the ITC Litigation, and making available any witnesses who are directors, managers, employees, consultants, agents or other representatives of Seller to prepare for and testify in the ITC Proceedings; provided that, in the event such persons are required to incur legal, out-of-pocket travel, lodging and similar expenses as a result of testifying or acting as a witness in the ITC Proceedings at Purchaser's request, the Purchaser Entities shall reimburse Seller for such expenses; provided, however, that reimbursement of such legal expenses shall be subject to the prior written approval of Purchaser, which will not be unreasonably withheld. Upon Purchaser's request, Seller shall provide back-up documentation regarding such expenses. If any such persons provide services to the Purchaser Entities related to the ITC Litigation (excluding time spent in depositions or as a testifying witness, but including any travel time associated therewith or otherwise), the Purchaser Entities and such person shall mutually agree in good faith on an appropriate per diem compensation. Each Seller agrees that it will not, directly or indirectly, take any action in the ITC Proceedings that would violate the intent of this Section 1.02(c).

        (iii) Effective as of the Closing Date, each Seller hereby constitutes and appoints the Purchaser Entities as its true and lawful attorney, with full power of substitution, in the name of Seller and/or Purchaser, to do all acts and things reasonably incident or necessary to conduct and control the ITC Litigation. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

Section 1.03 Purchase Price.

    (a) Purchase Price. As consideration for the sale and transfer of the Assets by Seller to Purchaser and the covenants of Seller contained in Section 8.08, the Purchaser Entities shall pay or issue to Seller the following (the "Purchase Price"):

        (i) $58,500,000 payable in immediately available funds (the "Cash Payment"), subject to the adjustments provided in Section 1.03(b) and Section 1.04; plus

        (ii) Shares of common stock of Rudolph (the "Rudolph Stock") with an aggregate value of $15,000,000 (the "Stock Consideration"), with the number of shares of the Stock Consideration being determined by dividing $15,000,000 by the volume-weighted average closing price of the Rudolph Stock for the 10 trading days immediately preceding the date of this Agreement, as reported on the NASDAQ National Market System (the "Stock Value"). There shall be no change or adjustment to the Stock Consideration (or the Final Purchase Price) as the result of any change or fluctuation in the Stock Value for any reason or at any time prior to or after the Closing Date.

    (b) Closing Adjustments. If following the Closing, the parties mutually agree that there are any adjustments (such as for utilities and other such expenses) that should be allocated between the parties as of the Closing Date and which are not included in the Closing Net Asset Balance Statement, then the applicable party shall pay the other party the amount of such adjustment promptly following the parties' agreement to same.

    (c) Closing Payment; Rudolph Stock. At the Closing, the Purchaser Entities shall:

        (i) pay to Seller (or its designee, including any lender to Seller) by wire transfer to an account designated by Seller in writing an amount equal to (A) the Cash Payment plus or minus, as the case may be, (B) the adjustment described in Section 1.04(b) less (C) the Escrow Fund (the net amount paid by the Purchaser Entities to Seller pursuant to this Section 1.03(c) is referred to herein as the "Closing Payment"); and

        (ii) issue or cause to be issued to Seller the shares of Rudolph Stock representing the Stock Consideration which, as of the Closing Date, shall be unregistered shares subject to the registration rights and restrictions provided in the Registration Rights Agreement being executed on the Closing Date.

    (d) Escrow Fund.

        (i) At the Closing, the sum of $7,500,000 (together with interest thereon, the "Escrow Fund") from the Cash Payment shall be delivered to, held and distributed by U.S. National Bank (the "Escrow Agent"), in an interest bearing account pursuant to an escrow agreement in form and substance satisfactory to Seller and the Purchaser Entities (the "Escrow Agreement").

        (ii) The Escrow Fund shall be available for distribution to Purchaser to fund (A) the indemnification obligations of Seller under Article X hereof, (B) certain ITC Litigation Losses (as defined in the Escrow Agreement), (C) certain Distributor Agreement Losses (as defined in the Transition Services Agreement), and (D) any payment obligations of Seller under Section 1.04(g).

        (iii) Subject to and in accordance with the terms of the Escrow Agreement, the Escrow Fund shall be held and made available to fund the foregoing indemnification and reimbursement obligations of Seller for one year after the Closing Date, except as provided in Section 3(c)(iv) of the Escrow Agreement regarding ITC Litigation Losses; and provided however, in the event, as of the first anniversary of the Closing Date:

            (A) any of the Distributor Agreements have not been terminated, Purchaser shall be entitled to certain distributions from the Escrow Fund pursuant to the Transition Services Agreement and the Escrow Agreement;

            (B) there is any other claim by Purchaser against the Escrow Fund which remains outstanding or unresolved, a reserve of 100% of the amount of the claim shall remain in the Escrow Fund until such claim is resolved and the withheld amount is distributed in accordance with the terms of the Escrow Agreement.

Section 1.04 Final Purchase Price; Adjustments.

    (a) Definitions. For purposes of this Agreement, the following defined terms shall apply:

        (i) "Accounting Principles" means GAAP applied on a basis consistent with its application in the preparation of the Financial Statements.

        (ii) "Base Amount" means $14,744,062 (i.e. the value of the Net Assets of the Semiconductor Division being acquired by Purchaser pursuant to this Agreement as of March 31, 2007, as reflected in the Base Net Asset Statement).

        (iii) "Base Net Asset Statement" means the unaudited statement of the Net Assets as of March 31, 2007 which is prepared in accordance with the Accounting Principles and attached hereto as Exhibit D.

        (iv) "Closing Net Asset Balance" means the value of the Net Assets as of the Closing Date, calculated in accordance with the Accounting Principles, as set forth in the Closing Net Asset Balance Statement.

        (v) "Closing Net Asset Balance Statement" means an unaudited statement of the Closing Net Asset Balance which is prepared in accordance with the Accounting Principles.

        (vi) "Estimated Net Asset Balance" means the value of the Net Assets as of a date that is no earlier than the Estimation Date (except with respect to the Accounts Receivable, which shall include the adjustment required under Section 1.01(a)(i) hereof), calculated in accordance with the Accounting Principles, as set forth in the Estimated Net Asset Balance Statement.

        (vii) "Estimated Net Asset Balance Statement" means an unaudited statement of the Estimated Net Asset Balance which is prepared in accordance with the Accounting Principles and is attached hereto as Exhibit E.

        (viii) "Final Net Asset Balance" means (A) the Closing Net Asset Balance as shown in the Closing Net Asset Balance Statement delivered by Seller to Purchaser pursuant to Section 1.04(b), if no Notice of Objection is timely delivered by Purchaser to Seller pursuant to Section 1.04(c); or (B) if a Notice of Objection is so delivered, the Closing Net Asset Balance (x) as agreed to by Purchaser and Seller pursuant to Section 1.04(d) or (y) as shown in the Independent Expert's calculation delivered pursuant to Section 1.04(e).

        (ix) "Net Assets" means, as of the applicable date of valuation, the difference between (A) the total value of the Assets, which are generally described on Exhibit D and are specifically listed in the applicable Disclosure Schedules listing such Assets, minus (B) the total sum of the Assumed Liabilities, which are generally described on Exhibit D and are specifically listed in the applicable Disclosure Schedules listing such Assumed Liabilities, in each case calculated in accordance with the Accounting Principles.

    (b) Estimated Net Asset Balance. Seller and Purchaser acknowledge that the Estimated Net Asset Balance represents an estimate of the value of the Net Assets as of the Closing Date. Accordingly, Seller and Purchaser agree that the Cash Payment shall be adjusted at Closing as follows:

        (i) If the Estimated Net Asset Balance exceeds the Base Amount, then the Purchase Price (and the corresponding Cash Payment payable at the Closing) shall be increased by the amount of such excess.

        (ii) If the Estimated Net Asset Balance is less than the Base Amount, then the Purchase Price (and the corresponding Cash Payment payable at the Closing) shall be decreased by the amount of such shortfall.

    (c) Closing Net Asset Balance Statement. By January 10, 2008, Seller will prepare, or cause to be prepared, and deliver to Purchaser the Closing Net Asset Balance Statement. Notwithstanding the foregoing, unless Seller has obtained an extension of the due date of the Washington Combined Excise Tax Return, then in preparing the Closing Net Asset Balance Statement, Seller initially shall work on, and shall endeavor to provide Purchaser within seven (7) days after the Closing Date with, the amounts for those assets or classes of assets (Tangible Personal Property and Inventory) that will be on the Washington Combined Excise Tax Return to be filed after the Closing.

    (d) Purchaser Review. Upon receipt from Seller, Purchaser shall have 20 days to review the Closing Net Asset Balance Statement (the "Review Period"). If Purchaser disagrees with Seller's computation of the Closing Net Asset Balance, Purchaser may, on or prior to the last day of the Review Period, deliver a notice to Seller (the "Notice of Objection"), which sets forth its objections to Seller's calculation of the Closing Net Asset Balance. Any Notice of Objection shall specify those items or amounts with which Purchaser disagrees, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount, and shall set forth Purchaser's calculation of the Closing Net Asset Balance based on such objections.

    (e) Final Net Asset Balance. Unless Purchaser delivers the Notice of Objection to Seller within the Review Period, Purchaser shall be deemed to have accepted Seller's calculation of the Closing Net Asset Balance and Seller's Closing Net Asset Balance Statement shall be final, conclusive and binding, except for fraud or arithmetic error. If Purchaser delivers the Notice of Objection to Seller within the Review Period, Purchaser and Seller shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the Closing Net Asset Balance. If, at the end of such period or any mutually agreed extension thereof, Purchaser and Seller are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Purchaser and Seller (the "Independent Expert"). The parties shall instruct the Independent Expert to promptly review this Section 1.04(e) and to determine solely with respect to the disputed items and amounts so submitted whether and to what extent, if any, the Closing Net Asset Balance set forth in the Closing Net Asset Balance Statement requires adjustment. The Independent Expert shall base its determination solely on written submissions by Purchaser and Seller and not on an independent review. Purchaser and Seller shall request that the Independent Expert deliver to such parties, as promptly as practicable but in no event later than 30 days after its retention, a report which sets forth its resolution of the disputed items and amounts and its calculation of the Closing Net Asset Balance; provided that in no event shall the Closing Net Asset Balance as determined by the Independent Expert be more than Seller's calculation of the Closing Net Asset Balance set forth in the Closing Net Asset Balance Statement nor less than Purchaser's calculation of the Closing Net Asset Balance set forth in the Notice of Objection, except in the case of fraud or arithmetic error. The decision of the Independent Expert shall be final, conclusive and binding on the parties, except for fraud or arithmetic error. The costs and expenses of the Independent Expert shall be allocated between the parties based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. Each party agrees to execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

    (f) Access. Seller and Purchaser shall provide the other party and its accountants and other representatives access to the books and records relating to the calculation of the Final Net Asset Balance which are in its possession or within such party's control, if and to the extent reasonably necessary for the purposes of complying with the provisions of this Section 1.04 and/or to support, confirm or verify the information and calculations contained in the statements or reports delivered pursuant to this Section 1.04.

    (g) Purchase Price Adjustment. Within five business days after the Final Net Asset Balance has been finally determined pursuant to this Section 1.04:

        (i) If the Final Net Asset Balance exceeds the Estimated Net Asset Balance, Purchaser shall pay to Seller in cash, as an adjustment to the Purchase Price, the amount of such excess, together with interest as provided in Section 1.04(g)(iii) below, by wire transfer to an account designated by Seller in writing; or

        (ii) If the Final Net Asset Balance is less than the Estimated Net Asset Balance, Seller shall pay to Purchaser in cash, as an adjustment to the Purchase Price, the amount of such shortfall, together with interest as provided in Section 1.04(g)(iii) below, by wire transfer to an account designated by Purchaser in writing; provided, however, that if Seller fails to make such payment within 30 days after determination of the Final Net Asset Balance, then Purchaser shall have the right to withdraw such amount from the Escrow Fund and Seller shall be obligated to replenish the Escrow Fund in the amount of such withdrawal.

        (iii) The Purchase Price shall be adjusted up or down, as applicable, pursuant to Section 1.04(g)(i) or 1.04(g)(ii) above (such adjusted amount is referred to hereinafter as the "Final Purchase Price"). All payments required to be made pursuant to this Section 1.04(g) shall be accompanied by payment of interest on the amount thereof calculated at the then applicable prime rate as published by the Bank of America in New Jersey and measured from the Closing Date to the date of such payment.

    (h) Allocation of Purchase Price.

        (i) The Final Purchase Price shall be allocated among the Assets in the manner agreed upon by Seller and Purchaser within 45 days following determination of the Final Net Asset Balance in accordance with this Section 1.04. As promptly as possible following the determination of the Final Net Asset Balance, Purchaser shall provide Seller with its suggested allocation of the Final Purchase Price. Initially, Purchaser and Seller shall work together to agree upon an allocation or at least a provisional allocation for those assets or classes of assets (Tangible Personal Property and Inventory) for which such agreed upon amounts are required in order for Seller to complete and file on a timely basis after the Closing the Washington Combined Excise Tax Return. If Seller disagrees with any of the allocations proposed by Purchaser, then Seller shall provide Purchaser with its suggested allocations.

        (ii) Seller and Purchaser shall adopt and utilize the agreed upon amounts allocated to each asset or class of assets for purposes of all federal, state and other Tax returns filed by each of them (including, but not limited to, the Washington Combined Excise Tax Return to be filed by Seller as a result of the Closing of the transactions contemplated hereby), file all such documents and statements required by Section 1060 of the Internal Revenue Code of 1986 reflecting such allocations and neither party will voluntarily take any position inconsistent therewith upon examination of any such Tax return, in any refund claim, in any litigation or other proceedings or otherwise with respect to such Tax returns. If Seller and Purchaser cannot agree upon an allocation of the Final Purchase Price in accordance herewith, the allocation shall be determined by the Independent Expert in accordance with Section 1.04(e).

Section 1.05 Closing Date; Closing Deliveries.

    (a) Closing Date. The Closing shall take place at the offices of Summit Law Group, PLLC, 315 Fifth Avenue South, Suite 1000, Seattle, Washington 98104-2682, or at such other place as Purchaser and Seller mutually agree, at 9:00 a.m. local time, on the date (the "Closing Date") of execution of this Agreement by all of the parties, or on such other date as may be agreed upon by the parties. The Closing shall be deemed to be effective as of the close of business, local time PST, on the Closing Date.

    (b) Asset Delivery; Assumption of Liabilities. At the Closing, the parties hereto shall deliver, or cause to be delivered, the opinions, certificates and other agreements, documents and instruments required to be delivered under Articles VI and VII. In addition, at the Closing:

        (i) Seller will assign and transfer to Purchaser all of its right, title and interest in and to the Assets, free and clear of all Liens, by execution and/or delivery of (A) a General Assignment and Assumption Agreement and Bill of Sale substantially in form and substance satisfactory to Seller and the Purchaser Entities (the "General Assignment"), duly executed by Seller, (B) an assignment or assignments of the Intellectual Property Rights in form and substance satisfactory to Seller and the Purchaser Entities, duly executed by Seller, (C) an assignment or assignments of the Assigned Contracts in form and substance satisfactory to Seller and the Purchaser Entities (the "Assignment and Assumption of Contracts"), and (D) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser or its counsel, as may be necessary to vest in Purchaser good and marketable title to the Assets (the General Assignment and the other instruments referred to in clauses (B), (C) and (D) being collectively referred to herein as the "Assignment Instruments"); and

        (ii) Purchaser will assume from Seller the performance and discharge of the Assumed Liabilities by delivery of the General Assignment and the Assignment and Assumption of Contracts, duly executed by Purchaser.

Section 1.06 Third Party Consents. If and to the extent any Asset is not assignable without the consent of another party, this Agreement and any other Operative Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. From and after the date hereof, each of Seller and the Purchaser Entities shall use reasonable commercial efforts to obtain the consent of such other party to the assignment of any such Asset to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller and the Purchaser Entities shall cooperate to reach a reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under or with respect to the Asset, including enforcement of any and all rights and remedies of Seller against the other party thereto arising out of any breach by such other party or otherwise. If and to the extent that such arrangement cannot be made, as determined by Purchaser in its reasonable discretion, Purchaser shall have no obligation or liability with respect to such Asset, whether pursuant to Section 1.02 or otherwise. The provisions of this Section 1.06 shall not affect the rights of Purchaser under this Agreement in the event any of the conditions contained in Section 6.06 have not been fulfilled.

Section 1.07 Deposits. Seller will take all actions necessary to transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to any and all Lessee Security Deposits. Seller represents and warrants to the Purchaser Entities that Section 1.01(a)(ix) of the Disclosure Schedule sets forth a true, complete and correct list of all Lessee Security Deposits.

Section 1.08 Delivery of Books and Records. On the Closing Date, Seller will deliver or make available to Purchaser all of the Business Books and Records and such other Assets as are in Seller's possession at other locations, and if at any time after the Closing, Seller discovers in its possession or under its control any other Business Books and Records or other Assets, Seller will forthwith deliver or cause to be delivered to Purchaser such Business Books and Records or other Assets. Upon Purchaser's request, such delivery shall be made by electronic ("pdf") transmission (provided such Business Books and Records exist in electronic format).

Section 1.09 Transfer Taxes. Seller and Purchaser shall each be responsible for 50% of all sales, use, transfer, recording and stock transfer Taxes and fees or liability for such Taxes (the "Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement. The term "Transfer Taxes" shall not include, without limitation, any ad valorem tax, property tax, business occupation tax, franchise tax, or any other tax measured against gross or net income. Upon request by either party, the other party shall promptly provide to the requesting party any certificates required to claim any available reductions of or credits for Transfer Taxes as well as copies of all Tax Returns and other documents required to be filed with respect to the Transfer Taxes upon filing thereof. Seller and the Purchaser Entities agree to work together to determine the total amount of Transfer Taxes owed, and what credits or rebates are available, and to make all reports and filings consistent with such amount and the obtaining of any applicable credits or rebates. Section 1.10 ITC Litigation Data. On the Closing Date, Seller will deliver or make available to Purchaser all of the ITC Litigation Data that is in Seller's possession or control, and if at any time after the Closing, Seller discovers in its possession or under its control any other ITC Litigation Data, Seller will forthwith deliver or cause to be delivered to Purchaser such ITC Litigation Data.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby represents and warrants to the Purchaser Entities as follows:

Section 2.01 Organization; Business Locations; Subsidiaries. Applied Precision Holdings LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Applied Precision LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Seller has full power and authority to conduct the business and operation of the Semiconductor Division as and to the extent now conducted by it and has full power and authority to own, use and lease the Assets. Except as disclosed in Section 2.01 of the Disclosure Schedule, (a) no Seller owns any subsidiaries, and (b) no Seller has, during the five-year period preceding the date of this Agreement, conducted business under any alternate name, fictitious name or tradename or conducted business, stored any tangible assets or properties or kept its records at any location other than the Issaquah Facility. Each Seller is duly qualified and authorized to conduct business and in good standing under the laws of each country and each local jurisdiction in which it owns or leases real property or in which the conduct of its business therein requires such qualification and authorization under applicable Laws, except (y) in any jurisdiction that does not recognize the concept of good standing or any similar concept or (z) where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 2.01 of the Disclosure Schedule, no Seller is qualified to do business or conducts business or owns, leases or otherwise occupies any real property located in any country or local jurisdiction. Section 2.01 of the Disclosure Schedule sets forth (i) the location of each Seller's principal place of business which is the place where its Books and Records are kept, and (ii) all of the locations at which any Assets of such Seller (except for items in transit in the ordinary course of business) are located, including any Inventory which may be held on consignment or under any warehousing arrangement, and whether any of such locations are owned by such Seller or leased from any other person, and if leased, the name of the lessor thereunder.

Section 2.02 Authority of Seller. Each Seller has full power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, to sell and transfer the Assets. The execution and delivery by each Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by its governing body and/or authorized representatives and no other action on the part of such Seller is necessary. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and upon the execution and delivery by such Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of such Seller enforceable against it in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

Section 2.03 No Conflicts. The execution and delivery by each Seller of this Agreement does not, and the execution and delivery by such Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby, will not:

    (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or operating agreement (or other comparable charter documents) of such Seller;

    (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to such Seller or any of the Assets; or

    (c) except as disclosed in Section 2.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to, any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Assets under, any Contract or License to which Seller is a party or by which any of the Assets are bound.

Section 2.04 Governmental Approvals and Filings. Except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which Seller is a party or the consummation of the transactions contemplated hereby or thereby.

Section 2.05 Books and Records. Except as set forth in Section 2.05 of the Disclosure Schedule, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller. The Business Books and Records have been maintained in accordance with good business practices and applicable legal, regulatory and accounting standards and requirements, reflect only bona fide and genuine transactions, are complete and correct in all material respects and accurately reflect the true, complete and accurate basis for Seller's financial position and results of operations in respect of the Semiconductor Division.

Section 2.06 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the following financial statements:

    (a) the audited consolidated balance sheet of Seller as of the fiscal years ended 2004, 2005 and 2006, and the related audited statements of income and changes in owners' equity, including the notes thereto for the fiscal year then ended (the "Historical Financial Statements");

    (b) the unaudited consolidated balance sheets of Seller as of March 31, 2007 and June 30, 2007, and the related unaudited statements of income for the applicable three-month period then ended, the other unaudited financial statements listed on Exhibit F attached hereto, including the Base Net Asset Statement and the Estimated Net Asset Statement (collectively, the "Unaudited Financial Statements" and, together with the Historical Financial Statements, the "Financial Statements").

    (c) The Financial Statements (i) were prepared on a consistent basis and in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, (ii) fairly present, in all material respects, the financial condition and results of operations of Seller and/or of the Semiconductor Division, as applicable, as at the respective dates thereof and for the respective periods covered thereby, and (iii) were prepared from the Books and Records of Seller regularly maintained by management and used to prepare the financial statements of Seller and/or the Semiconductor Division in accordance with the principles stated therein. Seller has maintained the Books and Records in a manner sufficient to permit the preparation of the Financial Statements in accordance with GAAP.

Section 2.07 Absence of Changes. Except as disclosed in Section 2.07 of the Disclosure Schedule, since the Audit Date, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, since the Audit Date, there has not occurred, any of the following:

    (a) (i) any increase, except in the ordinary course of business consistent with past practices, in the salary, wages or other compensation of any manager, officer or employee of Seller whose annual salary is $75,000 or more, or (ii) any establishment or modification of, or any increase in the compensation or benefits under, any Benefit Plan or employment related Contract of Seller;

    (b) (i) incurrence by Seller of any Indebtedness with respect to the business and operation of the Semiconductor Division, or (ii) any voluntary cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Accounts Receivable or any other Indebtedness owing to or owed by Seller;

    (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets in an aggregate amount exceeding $25,000;

    (d) any change in (i) any investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller, including without limitation, any practices or policies with respect to the methods of selling goods or services, accounting for sales, accounts receivable collection or account payable payment activities or the maintenance of inventory or supply levels, or (ii) any method of calculating any bad debt, contingency or other reserve of Seller for accounting, financial reporting or Tax purposes;

    (e) (i) any acquisition or disposition of any of the Assets other than the sale of Inventory in the ordinary course of business consistent with past practices, (ii) any creation or incurrence of a Lien on any of the Assets, or (iii) transfer or granting to a third party any rights under or with respect to any Intellectual Property of Seller except non-exclusive licenses granted to customers in the ordinary course of business consistent with past practices;

    (f) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required to be disclosed in the Disclosure Schedule pursuant to Section 2.15(a), or (ii) any License disclosed in Section 2.16 of the Disclosure Schedule;

    (g) any transaction involving the Semiconductor Division with any manager, officer, employee or Affiliate of Seller which is outside the ordinary course of business;

    (h) any strikes or labor difficulties or any layoffs or reductions in work force other than in the ordinary course of business, or any termination, discharge or receipt of any notice regarding the resignation, discharge or termination of any manager, officer or any other employee of Seller whose annual salary is $50,000 or more;

    (i) the making of, or commitment to make, any single capital expenditure in excess of $75,000 in respect of the Semiconductor Division, any capital investment in, any loan to, or any acquisition of the securities or assets of, any third party;

    (j) any adverse change in the business or relationship with any supplier, vendor, customer or client of Seller in respect of the Semiconductor Division;

    (k) any other transaction directly or indirectly involving or affecting the Semiconductor Division or any of the Assets which involves an amount in excess of (A) $75,000, individually or in the aggregate, and which is taken in the ordinary course of its business (excluding sales of Seller Products for amounts in excess of $75,000), or (B) $40,000, individually or in the aggregate, and which is taken outside the ordinary course of its business; and

    (l) any commitment or agreement by Seller, orally or in writing, to any of the foregoing.

Section 2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements or as disclosed in Section 2.08 of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Semiconductor Division or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practices and which, individually or in the aggregate, are not material to the condition (financial or otherwise), results of operations, liabilities, assets, or properties of Seller in respect of the Semiconductor Division.

Section 2.09 Legal Proceedings. Except as disclosed in Section 2.09 of the Disclosure Schedule:

    (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or any of its assets;

    (b) to the Knowledge of Seller, there are no facts or circumstances that could reasonably be expected to give rise to any such Actions or Proceedings; and

    (c) there are no Orders outstanding against Seller or involving or affecting any of the Assets or the Assumed Liabilities.

Section 2.10 Compliance With Laws and Orders. Except as disclosed in Section 2.10 of the Disclosure Schedule, (a) Seller is in compliance with all applicable Laws except for any non-compliance which would not, individually or in the aggregate, have any Material Adverse Effect, and (b) Seller is not, nor has Seller received any notice, written or oral, that Seller is or may be in violation of or in default under, any Law or Order applicable to Seller, the business of the Semiconductor Division or any of the Assets.

Section 2.11 Benefit Plans; ERISA.

    (a) Section 2.11 of the Disclosure Schedule (i) contains a true and complete list of each of the Benefit Plans and (ii) identifies each of the Benefit Plans that is a Qualified Plan. Unless required by applicable Law, Seller has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.11 of the Disclosure Schedule, no loan is outstanding between Seller and any employee.

    (b) Seller does not maintain, nor is it obligated to provide benefits under, any life, medical or health plan or any other "welfare type" benefits (other than as an incidental benefit under a Qualified Plan) which provides benefits to current or future retirees or other terminated employees, or any of their spouses or family members, other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA"), as amended.

    (c) Seller is not in default in performing any of its contractual obligations under any of the Benefit Plans or Plans nor any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan with respect to any period ending on or before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in the Financial Statements in accordance with GAAP. There are no outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

    (d) Except as set forth in Section 2.11 of the Disclosure Schedule, there are no actions, suits, or claims (other than routine claims for benefits) pending, and no such actions, suits, or claims are threatened and, to Seller's Knowledge, there are no facts that would give rise to any such actions, suits or claims against or relating to any Benefit Plan or the assets thereof.

    (e) Except as set forth in Section 2.11 of the Disclosure Schedule, no Benefit Plan or related trust has had a "reportable event" as such term is defined in ERISA, nor has any such plan or any "fiduciary" or "party-in-interest" or "disqualified person" entered into any "prohibited transaction" as such terms are defined in ERISA or the Code, or breached its fiduciary obligations.

    (f) Seller does not maintain or contribute to, has never maintained or contributed to, and never has been required to contribute to a multiemployer plan (as defined in Section 3(37) of ERISA) or any Employee Pension Benefit Plan (as defined in ERISA Section 3(2)) that is subject to Title IV of ERISA or Section 412 of the Code.

    (g) Any insurance premium under any insurance policy related to a Benefit Plan for any period up to and including the Closing Date required to have been paid, accrued or booked shall have been paid, or accrued and booked on or before the Closing Date and, with respect to any such insurance policy or premium payment obligation, Seller is not subject to a material retroactive rate adjustment, loss sharing arrangement or other related actual or contingent liability.

    (h) Except as provided in Section 2.11(h) of the Disclosure Schedule, Seller's execution and delivery of, or the consummation of the transactions contemplated by, this Agreement will not (i) entitle any current or former employee, officer, director, agent or consultant of Seller to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or other benefit (whether under any Benefit Plan or otherwise) to any such employee, officer, director, agent or consultant. No amounts payable or benefits provided under the Benefit Plans or any other agreement or arrangement with respect to which Seller may have any Liability could give rise to the payment of any amount that would fail to be deductible for federal income tax purposes by virtue of Section 162(m) or 280G of the Code, or would give rise to an excise tax under Section 409A of the Code.

Section 2.12 Real Property. Section 2.12 of the Disclosure Schedule contains a true and correct list of each parcel of real property which is currently leased by Seller (the "Real Property") and, with respect to such leases of Real Property, a description of the location, name of lessor, date of lease and term expiration date. Seller does not own any real property. All such current leases (collectively, the "Real Property Leases") are in full force and effect without the existence of any default (or any event which with the giving of notice or passage of time would constitute a default) on the part of Seller, or to the Knowledge of Seller, the lessor thereunder. Section 2.13 Tangible Personal Property.

    (a) Seller is in possession of, and has good title to, valid leasehold interests in or valid rights under applicable Contracts to use, all of the Tangible Personal Property. Except as provided in Section 2.13(a) of the Disclosure Schedule, all of the Tangible Personal Property is free and clear of all Liens, and is in good working order and condition, ordinary wear and tear excepted, useable in the regular and ordinary course of the business and operation of the Semiconductor Division, and the use thereof by Seller complies with all applicable Laws. Except as disclosed in Section 2.13 of the Disclosure Schedule, all of the Tangible Personal Property is located at the Issaquah Facility.

    (b) Section 2.13 of the Disclosure Schedule identifies each item of Tangible Personal Property which is the subject of a lease (including capital leases) and a summary of the material terms thereof. All such leases for the Tangible Personal Property (collectively, the "Personal Property Leases") are in full force and effect without the existence of any default (or any event which with the giving of notice or passage of time would constitute a default) on the part of Seller, or to the Knowledge of Seller, the lessor thereunder.

Section 2.14 Intellectual Property Rights.

    (a) Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, and to provide, make, use, sell and license the Seller Products and services under, all Intellectual Property (other than Commercial Software which constitutes Embedded Products) used in or relating to the operation of the Semiconductor Division (the "Intellectual Property Rights").

    (b) Section 2.14(b) of the Disclosure Schedule sets forth a complete list of all Intellectual Property Rights that are represented by patents, trademarks, registered copyrights, domain names, trade names and service marks (including applications therefor), and specifies, where applicable, rights owned by Seller, the jurisdictions in which each such Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as described in Section 2.14(b) of the Disclosure Schedule and except for the License Agreement, to Seller's Knowledge, no person or entity has any right of renewal, reversion, or termination with respect to any patents, trademarks, copyrights, domain names, trade names or service marks included in the Intellectual Property Rights or any rights thereunder. Except as listed in Section 2.14(b) of the Disclosure Schedule, none of Seller's owned computer software programs or owned applications included in the Seller Products have been registered for copyright protection with the United States Copyright Office or any foreign offices, nor has Seller been requested to make any such registration, and Seller has not made any application for such copyright protection. The transfer of the Intellectual Property Rights shall include all rights of enforcement, including without limitation the right to recover damages for past infringement of any of the Intellectual Property Rights. With respect to trademarks, trade names, and service marks, transfer of such Intellectual Property Rights shall include the good will associated with the trademarks, trade names, and service marks. Transfer of the Intellectual Property Rights shall also include the copyrights, registered and unregistered, in all copyrightable works that are part of the Assets.

    (c) Section 2.14(c) of the Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements as to which Seller is a party or is otherwise bound (as licensor, licensee or otherwise), other than licenses with respect to Commercial Software or licenses granted to Seller's customers in the ordinary course of the business of the Semiconductor Division consistent with past practices, and pursuant to which Seller or any other Person is authorized to use, sell, or license any Intellectual Property Rights, and includes the identity of all parties thereto. Neither Seller, nor to the Knowledge of Seller, any other Person who is a party thereto, is in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby, will neither cause Seller to be in violation or default under any such license, sublicense or agreement, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, nor limit in any way Seller's ability to conduct its business or use or provide the use of the Intellectual Property Rights or the intellectual property rights of others, nor cause the release of any Intellectual Property Rights held in escrow.

    (d) Except for Embedded Products for which Seller has valid, non-exclusive licenses which are disclosed in Section 2.14(d) of the Disclosure Schedule and which are necessary or adequate for the business of the Semiconductor Division as presently conducted, Seller is the sole and exclusive owner or the licensee of, with all right, title and interest in and to (free and clear of any Liens and adverse rights of every kind, nature and description), the Intellectual Property Rights, and has sole and exclusive rights to the use and distribution thereof or the material covered thereby in connection with the services or products in respect of which the Intellectual Property Rights are being used. Except as set forth in Section 2.14(d) of the Disclosure Schedule, no third party has any right to compensation (including, without limitation, fees or royalties) from Seller by reason of the manufacture, use, distribution or sale of the Seller Products by Seller and Seller has not received any notice nor does Seller have any Knowledge of any complaint, assertion, threat, or allegation inconsistent with the preceding statements in this paragraph.

    (e) Except as set forth in Section 2.14(e) of the Disclosure Schedule and except for any infringement or misappropriation alleged in the ITC Litigation or ultimately resulting from the ITC Litigation, Seller has not infringed or misappropriated, and is not infringing or misappropriating, on any trademark, service mark, trade name, domain name, copyright, patent or trade secret or any other proprietary rights of another Person and, except for the ITC Litigation, there is no action or proceeding pending or to Seller's Knowledge threatened against Seller with respect to any alleged infringement or misappropriation of any trademark, service mark, trade name, domain name, copyright, patent, trade secret or other proprietary rights of another Person, nor does the operation of the business of the Semiconductor Division in the manner in which it has heretofore been operated give rise to any such infringement or misappropriation. Except as disclosed in the Section 2.14(e) of the Disclosure Schedule, no claims with respect to Seller are existing or, to Seller's Knowledge, threatened by any Person, nor are there any valid grounds for any claims, (i) against the use by Seller of any trademarks, service marks, trade names, domain names, trade secrets, copyrights, patents, technology, know-how or computer programs used in the business of the Semiconductor Division, or (ii) challenging the ownership by Seller, or the validity or effectiveness of, any of the Intellectual Property Rights.

    (f) Except as may be alleged or as may result from the ITC Litigation, all registered patents, trademarks, service marks, copyrights and domain names held by Seller are valid and subsisting. Except as may be alleged or as may result from the ITC Litigation, to Seller's Knowledge, there is no unauthorized use, infringement or misappropriation of any Intellectual Property Right by any other Person, including any employee or former employee of Seller. Except as set forth in Section 2.14(f) of the Disclosure Schedule and except for the ITC Litigation, Seller is not a party to or involved in and is not contemplating the commencement of any Action or Proceeding which seeks to enforce, pursue or prosecute any rights or interests of Seller with respect to any Intellectual Property Rights. No Intellectual Property Right or Seller Product is subject to any outstanding Order, including any Order restricting in any manner the sale or licensing thereof. Except as disclosed on Section 2.14(f) of the Disclosure Schedule, Seller has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any Seller Products to any class of customers in any geographic area, during any period of time or in any segment of the market.

    (g) Seller has taken all reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Intellectual Property Rights. All of the trade secrets constituting Intellectual Property Rights are presently valid and protectable, are not part of the public domain, and have not been used, divulged, or appropriated for the benefit of any Persons other than Seller. All officers, employees and consultants of Seller have executed and delivered to Seller an agreement regarding the protection of proprietary information and the assignment to Seller of all Intellectual Property Rights arising from the services performed for Seller by such persons. No current or prior officers, employees or consultants of Seller have claimed any ownership interest in any Intellectual Property Right as a result of having been involved in the development of such Intellectual Property Right. Except as set forth in Section 2.14(g) of the Disclosure Schedule, and except for the Embedded Products, all of the Intellectual Property Rights have been developed by employees and consultants of Seller within the scope of their employment or consultancy, as applicable.

    (h) "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to Seller pursuant to end-user licenses and which are used in the business of the Semiconductor Division. Section 2.14(h) of the Disclosure Schedule sets forth the following with respect to Commercial Software: a complete list of Commercial Software which is a component of or incorporated in or specifically required to develop or support any of the Seller Products and related trademarks, technology and know-how ("Embedded Products"), and a list of any restrictions on Seller's unrestricted right to use the Embedded Products. Seller is not in violation of any license, sublicense or agreement with respect to an Embedded Product.

    (i) No government funding or university or college facilities were used in the development of any of the products of the Semiconductor Division (whether currently manufactured or distributed or not) and no such product or portion thereof, whether currently manufactured or distributed or not, was developed pursuant to any contract or other agreement with any person or entity except pursuant to contracts or agreements listed in the Disclosure Schedule hereto.

Section 2.15 Contracts.

    (a) Section 2.15(a) of the Disclosure Schedule contains a true and complete list of each of the following Contracts or other arrangements to which Seller is a party and which relate to the Semiconductor Division or by which any of the Assets is bound (excluding any of the foregoing which is an Excluded Asset):

        (i) (A) all Contracts (other than Benefits Plans) currently in effect providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any employee; the name, position and rate of compensation of each employee party to such a Contract and the expiration date of each such Contract; and (B) any representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee or any group of employees, in each case in respect of the Semiconductor Division;

        (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person or, except as provided in Section 8.08, prohibiting or limiting the ability of any Person to compete with Seller in respect of the Semiconductor Division;

        (iii) all partnership, joint venture, shareholder, or other similar Contracts involving a sharing of profits or expenses with any Person in respect of the Semiconductor Division;

        (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees in respect of the Semiconductor Division;

        (v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practices;

        (vi) all Contracts with customers or clients of the Semiconductor Division, including open systems-level purchase orders as of the Closing Date, specifying the amount of the customer advance with respect to each such Contract;

        (vii) all collective bargaining or similar labor Contracts covering any employee of the Semiconductor Division;

        (viii) all confidentiality, non disclosure, secrecy, screening and development agreements with any Person in respect of the Semiconductor Division;

        (ix) Contracts to which a Governmental or Regulatory Authority is a party in respect of the Semiconductor Division;

        (x) Contracts evidencing or related to Indebtedness or granting a Lien on any Asset;

        (xi) Contracts relating to Intellectual Property, whether as licensor or licensee or which relates to the payment of royalties or other similar payments in respect of the Semiconductor Division;

        (xii) Contracts pursuant to which Seller in connection with the Semiconductor Division is obligated to indemnify any other Person, including, without limitation, all Contracts which by their terms or otherwise have expired but pursuant to which the indemnity obligation is still binding on Seller, excluding any such indemnification obligations resulting from Seller's standard customer agreements and purchase orders (copies of which have been made available to Purchaser);

        (xiii) Contracts entered into in respect of the Semiconductor Division other than in the ordinary course of its business; and

        (xiv) all Contracts (other than Benefit Plans and insurance policies listed in Section 2.17 of the Disclosure Schedule) with respect to the Semiconductor Division that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller of more than $10,000 annually, or (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any fees, cost or penalty to Seller.

    (b) Each Contract required to be disclosed in Section 2.15(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) general principles of equity (whether considered in an action in equity or at law); and except as disclosed in Section 2.15(b) of the Disclosure Schedule, neither Seller, nor to the Knowledge of Seller, any other party to such Contract, is or has received notice that it is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

    (c) Except as disclosed in Section 2.15(c) of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or any of its Assets.

    (d) Following the Closing, Seller will comply with all of its obligations under the Excluded Contracts relating to the business and/or operations of the Semiconductor Division, and Seller will not amend or modify any Excluded Contracts if such amendment would adversely affect the Semiconductor Division or any of the Purchaser Entities' respective rights under this Agreement or any other Operative Agreement without Purchaser's consent, except as contemplated under the Transition Services Agreement or as necessary for Seller to comply with legal or other regulatory requirements. This provision shall not apply to any Contracts that are Exclusive Life Science Assets.

Section 2.16 Licenses. Section 2.16 of the Disclosure Schedule contains a true and complete list of all Licenses relating to the Semiconductor Division used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Except as disclosed in Section 2.16 of the Disclosure Schedule: (a) Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the business of the Semiconductor Division; (b) each License is valid, binding and in full force and effect; and (c) Seller is not, nor has Seller received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any License; and (d) the execution, delivery and performance by Seller of this Agreement and the Operative Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to any License. Seller has all Licenses which are necessary in order to enable it to conduct its business and operation of the Semiconductor Division as presently conducted.

Section 2.17 Insurance; Financial Assurances.

    (a) Section 2.17(a) of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers compensation and other insurance policies currently in effect that insure the business and operation of the Semiconductor Division, the employees of Seller or the Assets. Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither Seller nor any other Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 2.17 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Except as set forth in Section 2.17(a) of the Disclosure Schedule, no claim in excess of $10,000 has been made under any such policies (or any predecessor policies) within the 6 years prior to the date of this Agreement.

    (b) Section 2.17(b) of the Disclosure Schedule contains a true, correct and complete list of all outstanding bid bonds, performance bonds, payment bonds, other surety bonds, agreements to indemnify sureties, guarantees, letters of credit and other security arrangements issued or entered into at the request of, by or on behalf of Seller relating to the Semiconductor Division for the benefit of another Person (the "Financial Assurance Obligations"), specifying the name of the issuer, the amount thereof, the contract or project with respect to which it has been issued and any pending claims thereunder. The Financial Assurance Obligations are in full force and effect, and no notice of cancellation or non-renewal has been received with respect thereto. There are no outstanding unpaid premiums or claims, and there are no provisions for retroactive or retrospective premium adjustments, with respect to the Financial Assurance Obligations.

Section 2.18 Affiliated Transactions; Divisions.

    (a) Except as set forth in Section 2.18 of the Disclosure Schedule, neither the equity owners, managers, officers or employees of Seller, nor any of their Affiliates, provide or has caused to be provided any assets, products, services (other than with respect to their employment relationship with Seller) or facilities used or held for use in connection with the business and operation by Seller of the Semiconductor Division or use by Seller of any of the Assets, and the Semiconductor Division does not provide or cause to be provided any assets, products, services (other than with respect to their employment relationship with Seller) or facilities to any such Persons or their Affiliates.

    (b) Except as set forth in Section 2.18 of the Disclosure Schedule, (i) Seller operates and maintains the Semiconductor Division and the Life Sciences Division as separate business divisions of Seller, (ii) except for the License Agreement and the related Intellectual Property Rights none of the assets, properties, facilities, employees or other resources of Seller is used or operated by Seller jointly for the operation of the Semiconductor Division and the Life Sciences Division , and (iii) the business and operation of the Semiconductor Division or use of any Asset by Seller is not dependent in any material respect on any assets, properties, facilities, employees or other resources designated or devoted exclusively to the Life Sciences Division by Seller (except for the License Agreement and the related Intellectual Property Rights).

Section 2.19 Employees; Labor Relations.

    (a) Section 2.19 of the Disclosure Schedule contains a list of the name of each Employee of the Semiconductor Division (including any employee who devotes more than de minimis time (on an annual basis) to both the Semiconductor Division and the Life Sciences Division)), together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee which is in effect on such date or has been in effect within the last two years. Seller has not been informed by any Employee that he or she will or may cease to be an employee, or will refuse an offer of employment from Purchaser because of the consummation of the transactions contemplated by this Agreement.

    (b) Except as disclosed in Section 2.19 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last 10 years against Seller or any of its Affiliates before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority, (iii) no complaint or charge has been brought during the last 5 years against Seller or any of its Affiliates by current or former employees seeking unpaid wages or alleging violations of any state, federal or local laws or regulations concerning employee rights or benefits, and (iv) neither Seller nor any of its Affiliates are parties to a collective bargaining agreement. During the last 5 years prior to the date hereof, there has been no work stoppage, strike or other concerted action by employees of Seller. Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining. Without limiting the foregoing, Seller is not liable for any arrears of wages or any damages, Taxes or penalties for failure to comply with such applicable Laws. To the Knowledge of Seller, there has not been any adverse change in relations with employees of Seller as a result of any knowledge or awareness by the employees of the transactions contemplated by this Agreement.

    (c) Section 2.19 of the Disclosure Schedule sets forth a list of all individuals who provide work or services to Seller as a consultant or an independent contractor in respect of the Semiconductor Division. Seller does not have any Liability for or with respect to any such independent contractors who perform or have provided or performed services or work for or on behalf of Seller in respect of the Semiconductor Division.

    (d) No Seller has effectuated a "plant closing" (as defined in the WARN Act) or a "mass lay-off" (as defined in the WARN Act), in either case affecting any site of employment or facility of Seller, except in full compliance with the WARN Act. The consummation of the transactions contemplated by this Agreement will not create Liability for any act by Seller on or prior to the Closing under the WARN Act or any other Law in respect of reductions in labor force or the impact on employees of plant closings or sales of businesses.

    (e) Seller has paid or is concurrently herewith paying in full any and all accrued or outstanding wages, salaries, bonuses, severance benefits, bonuses, vacation or sick time or other similar benefits or compensation owed to any of its employees relating to the Semiconductor Division.

Section 2.20 Environmental Matters. Except as set forth in Section 2.20 of the Disclosure Schedule, Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business of the Semiconductor Division or the Assets. Each of such Licenses is in full force and effect. Seller has conducted the business of the Semiconductor Division in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.20 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

    (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Person or Governmental or Regulatory Authority with respect to any alleged violation of any Environmental Laws or any failure to have any License required under applicable Environmental Laws in connection with the conduct of the business of the Semiconductor Division or with respect to any use or handling of any Hazardous Material, including without limitation any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the business of the Semiconductor Division, and to the Knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

    (b) Except as set forth in Section 2.20 of the Disclosure Schedule, Seller does not own, operate or lease a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law, or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any site or facility during any period that Seller owned, operated or leased such property.

    (c) Seller has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the business of the Semiconductor Division to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list (iii) the subject of remedial action under MTCA, (iv) listed by the Washington Department of Ecology on the Hazardous Sites List or the Confirmed and Suspected Contaminated Sites Report, or (v) the subject of enforcement actions by any federal, state or local Governmental or Regulatory Authorities, that may lead to Environmental Claims against Seller or the business of the Semiconductor Division.

    (d) No Hazardous Material generated in connection with the operation of the business of the Semiconductor Division has been used, handled, recycled, treated, stored, disposed of or Released by Seller at any location, in each case, other than in compliance in all material respects with applicable Environmental Laws.

    (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the business of the Semiconductor Division has been filed by or on behalf of Seller, and no site or facility now or previously owned, operated or leased by Seller is listed or proposed for listing on the NPL, CERCLIS, the Washington Hazardous Sites List, the Washington Confirmed and Suspected Contaminated Sites Report or any similar state or local list of sites requiring investigation, clean-up or any other remedial action.

    (f) No Liens (other than Permitted Liens) have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller, and no federal, state or local Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens.

    (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to any site or facility now or previously owned, operated or leased by Seller which have not been delivered to Purchaser prior to the execution of this Agreement.

Section 2.21 Customers and Suppliers. Section 2.21 of the Disclosure Schedule lists:

    (a) the top 25 customers of the Semiconductor Division to whom goods or products have been sold or services provided by the Semiconductor Division during the last three (3) years; and

    (b) the top 10 vendors and suppliers of the Semiconductor Division which have sold goods or products or provided services to the Semiconductor Division during the last three (3) years. Except as disclosed in Section 2.21 of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to Semiconductor Division since the Audit Date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof.

    Except as disclosed in Section 2.21 of the Disclosure Schedule, to the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

Section 2.22 Accounts Receivable and Payable; Indebtedness.

    (a) Except as set forth in Section 2.22 of the Disclosure Schedule, the Accounts Receivable (i) arose from bona fide sales transactions in the ordinary course of business and are payable on normal trade terms consistent with past practices, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any right of defenses, set off, claim or counterclaim in favor of the account debtor thereon, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement, (v) are not the subject of any Actions or Proceedings brought by or on behalf of Seller, and (vi) arose from the proper recognition of revenue in accordance with GAAP and any other applicable accounting standards and consistent with past practices. The Accounts Receivable existing on the Closing Date will be collectable (net of any reserve for uncollectible or doubtful accounts, write-offs or bad debts as set forth in the Closing Net Asset Balance) on normal trade terms consistent with past practices. All reserves for Accounts Receivable set forth in the Financial Statements, in the Estimated Net Asset Balance Statement and in the Closing Net Asset Balance Statement have been established in a manner consistent with the past customs and practices of Seller and are reasonable and adequate, in light of Seller's past experiences to reflect the risk of non-collections in respect of the Semiconductor Division. Section 2.22 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts Receivable (the "Security Documents"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Seller a perfected security interest in the related collateral, have been taken.

    (b) Section 2.22(b) of the Disclosure Schedule contains a complete and correct list of all outstanding indentures, mortgages, chattel mortgages, deeds of trust, conditional sales agreements, bank loans, credit agreements and guarantees to which Seller is a party and which relate to the Semiconductor Division or by which it or any of the Assets are bound. Seller is not in default under any such instrument and no event exists which, with the giving of notice or the lapse of time or both, would give rise to such a default on its part.

    (c) All of the Semiconductor Accounts Payable reflected on the Financial Statements and all Semiconductor Accounts Payable as at the Closing Date have been incurred or will have arisen only in the ordinary course of business of Seller and are not and will not be delinquent in accordance with the terms reflected in the invoices creating such Semiconductor Accounts Payable (other than Semiconductor Accounts Payable that are being contested in good faith and other than in cases where Seller has established a course of conduct with respect to the payment thereof acquiesced to by the other party thereto). Section 1.02(a)(ii) of the Disclosure Schedule sets forth a true, complete and correct list of the Semiconductor Accounts Payable.

Section 2.23 Inventory. All of the Inventory, net of reserves for damaged, unuseful or obsolete inventory as set forth in the Estimated Net Asset Balance Statement or the Closing Net Asset Balance Statement, consists of a quality and quantity usable and salable in the ordinary course of business of the Semiconductor Division consistent with past practices. Except as set forth in Section 2.23 of the Disclosure Schedule, all items included in the Inventory are the property of Seller, free and clear of any Lien, are not held by Seller on consignment from others and conform in all respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

Section 2.24 Vehicles. Section 2.24 of the Disclosure Schedule contains a true and complete list of all motor vehicles owned or leased by Seller and used in the business of the Semiconductor Division. Seller has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each such vehicle, free and clear of all Liens.

Section 2.25 No Guarantees. Except as set forth on Section 2.25 of the Disclosure Schedule, none of the Liabilities of Seller in respect of the Semiconductor Division is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any Person, including without limitation, any equity owner, manager, officer or Employee of Seller.

Section 2.26 Entire Business. Except for the Excluded Assets, the Intellectual Property Rights licensed to Purchaser pursuant to the License Agreement, and the supply of and right to manufacture the components pursuant to the PMC Component Documents, the sale of the Assets by Seller to Purchaser pursuant to this Agreement will effectively convey to Purchaser the entire business of the Semiconductor Division and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, or by others) in connection with the conduct of the operation and business of the Semiconductor Division as presently conducted. Neither of Applied Precision Korea or Applied Precision Japan, each subsidiaries of Seller, owns or has any other rights or interests in any material assets relating to or used in the business or operations of the Semiconductor Division. Except for the Excluded Assets and the Intellectual Property Rights licensed to Purchaser pursuant to the License Agreement, the Assets constitute all assets and properties necessary for the conduct of the business and operation of the Semiconductor Division. Except as disclosed in Section 2.26 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with the Business.

Section 2.27 Brokers. Except for Thomas Weisel Partners, LLC and CIBC, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller and its legal counsel directly with the Purchaser Entities without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against any Purchaser Entity for a finder's fee, brokerage commission or similar payment. Seller shall be solely responsible for any such payment which may be owed to Thomas Weisel Partners, LLC, CIBC or any other finder or broker engaged by or acting on behalf of Seller.

Section 2.28 Title to Assets. Except as set forth in Section 2.28 of the Disclosure Schedule, Seller has good and marketable title to the Assets, free and clear of all Liens. At the Closing, Purchaser shall acquire good and marketable title to the Assets, free and clear of all Liens. Section 2.29 Taxes.

    (a) Seller has filed or caused to be filed (on a timely basis during the last 6 Tax years) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group, pursuant to applicable Laws. Seller has delivered or made available to Purchaser copies of, and Section 2.29(a) of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed during such period. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed on Section 2.29(a) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

    (b) Except as set forth in Section 2.29(b) of the Disclosure Schedule, no Tax Returns of Seller have been audited by the IRS or any other Tax authorities, whether state, local, foreign or international. Section 2.29(b) of the Disclosure Schedule contains a detailed and accurate description of the nature and outcome of each such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described on Section 2.29(b) of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 2.29(b) of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by Seller or any group of corporations including Seller for all taxable years within the last 6 Tax years of Seller, and the resulting deficiencies proposed by the IRS. Except as set forth in Section 2.29(b) of the Disclosure Schedule, Seller has not been given or requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller may be liable.

    (c) The charges, accruals, and reserves with respect to Taxes (including payroll taxes) on the books of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller's liability for the Taxes. There exists no proposed tax assessment against Seller except as disclosed in the Financial Statements or on Section 2.29(c) of the Disclosure Schedule. All Taxes that Seller is or was required by Laws to withhold or collect (including payroll taxes) have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental or Regulatory Authority or other Person.

    (d) All Tax Returns filed by Seller are true, correct, and complete. There is no tax sharing agreement that will require any payment by Seller after the date of this Agreement.

Section 2.30 Product Liability; Warranty. Except as set forth on Section 2.30 of the Disclosure Schedule, within the last three years, there: (i) have been no recalls with respect to products manufactured, sold or delivered by Seller in respect of the Semiconductor Division, (ii) are no written product and/or service warranties outstanding or currently being offered by Seller to its customers or clients in respect of the Semiconductor Division, (iii) have been no returns of any products to Seller in respect of the Semiconductor Division which products were not able to be resold by Seller, (iv) have been no written, unresolved communications from customers threatening to return any products to Seller in respect of the Semiconductor Division where such customer has a valid basis for such return, and (v) are no warranty claims outstanding that have not been resolved by Seller to the applicable customer's satisfaction in respect of the Semiconductor Division. To Seller's Knowledge, Seller does not have any Liability (and to Seller's Knowledge there is no past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably be expected to form the basis for any present or future Actions or Proceedings against Seller giving rise to any Liability, including without limitation, any defects in design, manufacturing, processing, packaging, delivering or handling of any product or services of Seller) arising out of any injury to individuals or damage or loss of property as a result of the ownership, possession or use of any product or services manufactured, sold, leased, provided or delivered by Seller in respect of the Semiconductor Division.

Section 2.31 Material Adverse Effect. To the Knowledge of Seller, there are no state of facts, events, occurrences, conditions or other circumstances applicable to Seller which have, or could reasonably be expected to have, a Material Adverse Effect.

Section 2.32 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Section 2.33 Investor Representations.

    (a) Investment Intent. Each Seller is acquiring the Stock Consideration as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Stock Consideration or any part thereof, without prejudice, however, to such Seller's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Stock Consideration pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Seller does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Stock Consideration.

    (b) Seller Status. At the time each Seller was offered the Stock Consideration, it was, and at the date hereof it is, and at the Closing, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

    (c) Experience of such Seller. Each Seller, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Stock Consideration, and has so evaluated the merits and risks of such investment. Such Seller is able to bear the economic risk of an investment in the Stock Consideration and, at the pre-sent time, is able to afford a complete loss of such investment.

    (d) Access to Information. Each Seller acknowledges that it has reviewed all reports filed by Rudolph under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the representations and warranties of the Purchaser Entities set forth in Article III of this Agreement and the related Schedules thereto, the "Purchaser Disclosure Materials") and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Rudolph concerning the terms and conditions of the offering of the Stock Consideration and the merits and risks of investing in the Stock Consideration; (ii) access to information about Rudolph and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Rudolph possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

    (e) SEC Reports. Each Seller acknowledges that, except as expressly set forth herein, no Purchaser Entity nor any Person acting on its behalf makes or has made any representations or warranties with respect to the transactions contemplated hereby. Such Seller further acknowledges that (i) it has reviewed all of the SEC Reports and the financial statements and exhibits therein or thereto, including the "Risk Factors" contained therein and (ii) notwithstanding any other term or provision of this Agreement, it is basing its investment decisions solely upon Purchaser Disclosure Materials and not upon any material nonpublic information, it being the agreement of the parties that the Purchaser Entities shall not provide, and have not provided, to Seller any material nonpublic information.

    (f) Transferee Representations. Seller shall cause any of its members or other equity owners who become owners of the Stock Consideration to execute and deliver to the Purchaser Entities the representations and warranties set forth in this Section 2.33, and provided any such members or other equity owners make such representations and warranties, and subject to such members or other equity owners executing and delivering to the Purchaser Entities a document agreeing to the covenants in Section 4.03, Seller shall be entitled to distribute the Stock Consideration to such members or other equity owners.

Section 2.34 ITC Litigation.

    (a) A reasonably detailed and accurate summary of the status of the ITC Litigation is attached hereto as Section 2.34 of the Disclosure Schedule. Except as otherwise prohibited by a Protective Order dated May 11, 2007 (the "Protective Order"), Seller has disclosed to the Purchaser Entities all material facts and information relating to the ITC Litigation known to Seller or its counsel as of the date hereof.

    (b) Except as otherwise prohibited by the Protective Order, Seller has provided to Purchaser upon its request copies of all existing correspondence, pleadings, briefs and other motion papers, court filings, attorney-work products, expert witness materials, settlement offers, written evaluations, estimates and/or assessment(s) of Seller's potential liability to ITC and any other files or documents relating to the ITC Litigation, including, but not limited to, any electronic communications and data relating thereto and any information requested in discovery by ITC (collectively, "ITC Litigation Data"). Seller has not destroyed or lost any ITC Litigation Data.

    (c) Promptly following commencement of the ITC Litigation, Seller instituted a "document hold" on its electronic communications relating to the ITC Litigation and all of such communications have been preserved.

    (d) There is no information/documentation that has not been disclosed or provided to the Purchaser Entities as a result of the Protective Order that Seller reasonably believes would be materially adverse to Seller's position in the ITC litigation.

    (e) Upon the signing of the Joint Defense Agreement and subject to the approval of the court, Seller will promptly disclose or provide to the Purchaser Entities all information/documentation that it is not able to disclose as a result of the Protective Order. Seller will cooperate with the Purchaser Entities in obtaining a modification to the Protective Order to include Rudolph's designated counsel as counsel of record in the ITC Litigation.

Section 2.35 No Other Representations. Except as set forth in this Agreement, the Operative Documents and all exhibits, schedules and other attachments hereto and thereto, neither Seller nor any director, officer, member, affiliate, manager, member, employee, consultant, agent, counsel or advisor of Seller makes any representation or warranties with respect to the Assets or the transactions contemplated hereby. Without limiting the generality of the foregoing, no representation or warranty is made with respect to any financial projections, any confidential information memorandum delivered to the Purchaser Entities, any management presentations made to the Purchaser Entities or any information set forth in any "data room"; provided, however, that Seller represents and warrants to Purchaser that the electronic "data room" made available by Seller to Purchaser in connection with its due diligence contains a true, complete and correct listing and copies of the items described therein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

    The Purchaser Entities hereby represent and warrant to Seller as follows:

Section 3.01 Organization. Rudolph is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Purchaser Entities has full corporate power and authority to enter into this Agreement, and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

Section 3.02 Authority. The execution and delivery by each of the Purchaser Entities of this Agreement and the Operative Agreements to which it is a party, and the performance by each of the Purchaser Entities of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of such Purchaser Entities, no other organizational action on the part of the Purchaser Entities or their equity owners being necessary. This Agreement has been duly and validly executed and delivered by each of the Purchaser Entities and constitutes, and upon the execution and delivery by each of the Purchaser Entities of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of each of the Purchaser Entities enforceable against such Purchaser Entity in accordance with their terms.

Section 3.03 No Conflicts. The execution and delivery by the Purchaser Entities of this Agreement does not, and the execution and delivery by each of the Purchaser Entities of the Operative Agreements to which it is a party, the performance by the Purchaser Entities of their respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

    (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Rudolph or any governing documents of Purchaser;

    (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to either of the Purchaser Entities or any of their respective assets and properties; or

    (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) except as set forth in Section 3.03(c) of the Disclosure Schedule, require the Purchaser Entities to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon either of the Purchaser Entities or any of their respective assets or properties under, any contract or license to which such Purchaser Entity is a party or by which any of its assets and properties is bound.

Section 3.04 Governmental Approvals and Filings. Except as set forth in Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser Entities is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

Section 3.05 Consideration. All of the Stock Consideration has been duly authorized and validly issued and is fully paid and non-assessable. Purchaser has and shall have adequate funds at Closing to fund the entire Cash Purchase Price. Purchaser's obligations under this Agreement are not contingent upon it obtaining any financing.

Section 3.06 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of the Purchaser Entities, threatened against, relating to or affecting the Purchaser Entities or any of their respective assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

Section 3.07 Brokers. Except for Piper Jaffray & Co., all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser Entities directly with Seller without the intervention of any Person on behalf of the Purchaser Entities in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment. The Purchaser Entities shall be solely responsible for any such payment which may be owed to Piper Jaffray & Co. or any other finder or broker engaged by or acting on behalf of the Purchaser Entities.

Section 3.08 SEC Reports. Rudolph has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed as of the date hereof with (a) the SEC, including, but not limited to, Forms 10 K, Forms 10 Q, Forms 8 K, proxy statements and all other communications mailed by Rudolph to its stockholders, and (b) any applicable state securities authorities (all such reports and statements are collectively referred to herein as the "Purchaser Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective dates, the Purchaser Reports (including all financial information contained therein) complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
COVENANTS OF SELLER

    Seller covenants and agrees with the Purchaser Entities that Seller will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing in its sole discretion.

Section 4.01 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Operative Agreement that Seller is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Purchaser Entities contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

Section 4.02 Tax/Bulk Sales Notification. Seller and Purchaser hereby waive compliance with any bulk sales laws and any other similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement; provided that nothing contained herein is intended to limit Purchaser's right to file a successorship notice with the Washington Department of Revenue in accordance with RCW 82.32.140. After the Closing Date, Seller shall prepare and file all Tax forms and returns, make all necessary payments and take all other actions under the Laws of all applicable jurisdictions in order that (provided Purchaser pays to Seller its share of the Transfer Taxes as provided in Section 1.09) Purchaser will not be liable for any taxes or other obligations owed by Seller including, without limitation, the filing of any required Washington State Tax Return and payment of any Washington State Taxes. Seller shall and hereby does indemnify, defend and hold the Purchaser Entities harmless from and against, any Losses, resulting from or arising out of the parties' waiver of compliance with any bulk sales laws in respect of the transaction contemplated by this Agreement.

Section 4.03 Transfer Restrictions. Each Seller covenants and agrees:

    (a) Stock Consideration may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Stock Consideration other than pursuant to an effective registration statement or to Rudolph or pursuant to Rule 144(k), except as otherwise set forth herein, Rudolph may require the transferor to provide to Rudolph an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to Rudolph, to the effect that such transfer does not require registration under the Securities Act.

    (b) Seller agrees to the imprinting, so long as is required by this Agreement or applicable law, of the following legend on any certificate evidencing Stock Consideration:

    THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO RULE 144(K) OR UNLESS THE HOLDER FURNISHES THE COMPANY WITH AN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

ARTICLE V
COVENANTS OF PURCHASER

The Purchaser Entities each covenant and agree with Seller that at all times the Purchaser Entities will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing in its sole discretion.

Section 5.01 Fulfillment of Conditions. Each of the Purchaser Entities will execute and deliver at the Closing each Operative Agreement that it is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

Section 5.02 Accounts Receivable. From and after the Closing Date, Purchaser shall use commercially reasonable efforts to collect all Accounts Receivable arising out of the business and operation of the Semiconductor Division prior to the Closing. Purchaser need not resort to litigation or use of a collection agency in order to collect any of the Accounts Receivable. Except as a result of collecting in full any such Accounts Receivable from the appropriate payor, Purchaser will not cancel, settle, waive or compromise any such Accounts Receivable without the written consent of Seller, which shall not be unreasonably withheld or delayed. In the event that Purchaser determines any such Accounts Receivable are uncollectible or receives any payment out of the Escrow Fund with respect to such Accounts Receivable in accordance with Article X, Purchaser agrees to assign such Accounts Receivable to Seller or any designee of Seller.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF PURCHASER

The obligations of the Purchaser Entities hereunder, including without limitation the Purchaser's obligation to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

Section 6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date.

Section 6.02 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

Section 6.03 Certificates. Seller shall have delivered to the Purchaser Entities a bring-down certificate dated the Closing Date, and executed in its name substantially in the form of Exhibit G hereto, and a manager's certificate dated the Closing Date and executed by the Secretary or Manager of Seller substantially in the form of Exhibit H hereto.

Section 6.04 Orders and Laws. There shall not be in effect on the Closing Date any Action or Proceeding, Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) which would impose any limitation on the ability of (x) Purchaser to effectively exercise full rights of ownership of the Assets or (y) Seller to fully perform its obligations under the Operative Agreements to which it is a party.

Section 6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to, any Governmental or Regulatory Authority, including without limitation, approvals under applicable antitrust Laws (the "Antitrust Approvals"), and any required filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (and such other filings as are required under antitrust Laws) with respect to the transactions contemplated hereby, necessary to permit Seller and the Purchaser Entities to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby: (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to the Purchaser Entities, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

Section 6.06 Third Party Consents. All consents and approvals (or in lieu thereof waivers) set forth in Section 2.03 and Section 2.04 of the Disclosure Schedule (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to the Purchaser Entities, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (d) shall be in full force and effect.

Section 6.07 Noncompetition Agreements. The individuals listed on Exhibit I shall have executed and delivered to Purchaser noncompetition agreements in form and substance satisfactory to the Purchaser Entities (the "Noncompetition Agreements").

Section 6.08 Deliveries. Seller shall have duly executed and delivered to the Purchaser Entities each of the Operative Agreements to which it is a party and shall have delivered to the Purchaser Entities all of the closing deliveries described in Section 1.05 hereof.

Section 6.09 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser Entities, and the Purchaser Entities shall have received copies of all such documents and other evidences as the Purchaser Entities may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 6.10 Opinion Letter. Seller shall have delivered or caused to be delivered to the Purchaser Entities an opinion of counsel to Seller in the form of Exhibit J hereto.

Section 6.11 Sublease. Seller shall have executed and delivered a sublease with respect to the Issaquah Facility in form and substance satisfactory to Seller and the Purchaser Entities (the "Sublease") countersigned by the landlord of such premises consenting thereto, and physical occupancy and possession of the demised premises to Purchaser, together with all keys and all other items necessary for access thereto or use thereof. The Sublease shall provide for a term of six months and shall automatically be extended on a month to month basis thereafter, subject to termination by Purchaser upon at least 120 days prior written notice.

Section 6.12 License Agreements. Seller shall have executed and delivered one or more technology and/or trademark cross-license agreements with respect to the Intellectual Property that is currently being used by both the Semiconductor Division and the Life Sciences Division, each in form and substance satisfactory to Seller and the Purchaser Entities (collectively, the "License Agreement").

Section 6.13 Transition Services Agreement. Seller shall have executed and delivered a transition services agreement in form and substance satisfactory to Seller and the Purchaser Entities (the "Transition Services Agreement")

Section 6.14 UCC-3 Termination Statements. Seller shall have delivered to Purchaser evidence satisfactory to Purchaser that any Liens and Security Interests covering the Assets have been terminated or released, including without limitation, any UCC-3 termination statements and any required payoff letters from Sellers' lenders.

Section 6.15 Joint Defense Agreement. Seller shall have executed and delivered a Joint Defense Agreement with respect to the ITC litigation in form and substance satisfactory to Seller and the Purchaser Entities (the "Joint Defense Agreement").

Section 6.16 Withdrawal of S-1 Filing. Seller shall have provided to Purchaser evidence satisfactory to the Purchaser Entities that Seller has withdrawn the S-1 Filing made by Seller on August 10, 2006.

Section 6.17 Registration Rights Agreement. Seller shall have executed and delivered a Registration Rights Agreement with respect to the Stock Consideration in form and substance satisfactory to Seller and the Purchaser Entities (the "Registration Rights Agreement").

Section 6.18 PMC Component Documents. Seller shall have (a) accepted from Purchaser and executed, as required, a purchase order agreeing to supply Purchaser with certain components that are manufactured by the PMC Business, in form and substance satisfactory to Seller and Purchaser (the "Purchase Order"), and (b) executed and delivered to Purchaser a manufacturing license agreement granting Purchaser the right to manufacture or to have manufactured certain components that are manufactured by the PMC Business, in form and substance satisfactory to Seller and Purchaser (the "Manufacturing License Agreement").

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

Section 7.01 Representations and Warranties. Each of the representations and warranties made by the Purchaser Entities in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 7.02 Performance. The Purchaser Entities shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Purchaser Entities at or before the Closing.

Section 7.03 Certificates. Purchaser shall have delivered to Seller a certificate dated the Closing Date and executed in the name and on behalf of Purchaser by an officer of Purchaser substantially in the form of Exhibit K hereto, and a certificate dated the Closing Date and executed by the Secretary or Assistant Secretary of Purchaser substantially in the form of Exhibit L hereto.

Section 7.04 Orders and Laws. There shall not be in effect on the Closing Date any Actions or Proceedings, Order or Law (i) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements, or (ii) which would impose any limitation on the ability of Seller to fully perform its obligations under the Operative Agreements to which it is a party.

Section 7.05 Regulatory Consents and Approvals. All Antitrust Approvals necessary to permit Seller and the Purchaser Entities to perform their respective obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby: (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

Section 7.06 Third Party Consents. All consents and approvals (or in lieu thereof, waivers) set forth in Section 3.03(c) of the Disclosure Schedule (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (d) shall be in full force and effect.

Section 7.07 Deliveries. Each of the Purchaser Entities shall have duly executed and delivered to Seller each Operative Agreement to which it is a party.

Section 7.08 Proceedings. All proceedings to be taken on the part of the Purchaser Entities in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

Section 7.09 Opinion Letter. The Purchaser Entities shall have delivered or caused to be delivered to Seller an opinion of counsel to the Purchaser Entities in the form of Exhibit M hereto.

Section 7.10 Sublease. Purchaser shall have executed and delivered the Sublease.

Section 7.11 License Agreement. Purchaser shall have executed and delivered the License Agreement.

Section 7.12 Transition Services Agreement. Purchaser shall have executed and delivered the Transition Services Agreement.

Section 7.13 Joint Defense Agreement. The Purchaser Entities shall have executed and delivered the Joint Defense Agreement.

Section 7.14 Registration Rights Agreement. Rudolph shall have executed and delivered the Registration Agreement.

Section 7.15 PMC Component Documents. Purchaser shall have executed and delivered the Purchase Order and the Manufacturing License Agreement.

Section 7.16 Tax Certificates. Purchaser shall have executed and delivered a properly completed (a) Washington Resale Certificate for the purchase of the Inventory and (b) Washington Manufacturer's Sales and Use Tax Exemption Certificate for the purchase of all qualifying manufacturing machinery and equipment, each in the form provided on the Washington Department of Revenue website.

ARTICLE VIII
EMPLOYEE, TAX AND POST-CLOSING MATTERS

Section 8.01 Employment; Severance Obligations.

    (a) From and after the Closing, Purchaser will have the sole right and discretion as to the number, identity and qualifications of employees necessary for the conduct of the operation of the Semiconductor Division by Purchaser from and after the Closing and will offer employment to such Employees as Purchaser, in its sole and absolute discretion, may deem necessary or advisable. Attached hereto as Exhibit N is a list of the Employees that Purchaser has offered employment as of the Closing Date. Seller represents, warrants and covenants that it has used and will use after the Closing Date its best efforts to cause such Employees to become employed by Purchaser as of the Closing Date; provided, however, that Seller makes no assurances about any particular Employee.

    (b) Purchaser shall provide the Continuing Employees with types and levels of employee benefits that are comparable to similarly situated employees of Rudolph and shall provide Continuing Employees with credit for service with Seller for the purposes of determining eligibility under such employee benefit plans (unless it is prohibited by the terms of the applicable plan). Health care coverage for all Continuing Employees shall commence on the first day of the first calendar month commencing after the Closing Date.

    (c) Unless such Employee has signed an employment agreement with Purchaser or any of its Affiliates, he or she will be deemed an employee at will and nothing expressed or implied herein will obligate Purchaser to provide continued employment to any such employee for any specified period of time following the Closing Date. All such Employees who accept offers of employment with Purchaser effective as of the Closing Date shall be referred to herein as the "Continuing Employees". Seller shall terminate the employment of all Continuing Employees with Seller effective as of the Closing Date and immediately prior to such Continuing Employee commencing employment with Purchaser.

    (d) Seller acknowledges that except for the Assumed Employee Liabilities, (a) Purchaser shall not have any, and Seller will remain responsible for all, Liability for any claims asserted by or in respect of any Employee with respect to any employee matters of Seller or the Business existing or arising prior to the Closing, including, but not limited to, salaries, wages, bonuses, severance benefits, accrued vacation and sick pay and any other benefits, and (b) Seller will remain responsible for all Liability with respect to any post-employment or post-termination benefits required to be provided to any Employees who are not Continuing Employees, whether pursuant to any contract, Plan or applicable Laws, including without limitation, COBRA.

    (e) All provisions contained in this Section 8.01 are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other person, including, but not limited to, any Employee, any Continuing Employee, any participant in any benefit or compensation plan of Seller or any beneficiary thereof.

Section 8.02 Tax Matters.

    (a) (i) Subject to Section 1.04(h), Seller shall be solely responsible and liable for the timely filing and payment of any and all Tax Returns and Taxes of Seller or otherwise relating to any Asset which arise during or relate to taxable years or other taxable periods (or any portion thereof) ending on or before the Closing, including, without limitation, the filing of Tax Returns required with respect to any Transfer Taxes and (subject to Seller's receipt of Purchaser's share) the payment thereof in accordance with Section 1.09 hereof. Purchaser shall be solely responsible and liable for the timely filing and payment of any and all Tax Returns and Taxes of Purchaser or otherwise relating to any Asset which arise during or relate to taxable years or other taxable periods (or any portion thereof) commencing after the Closing Date. From and after the Closing, Seller shall continue to file all Tax Returns and pay all Taxes in respect of the Life Sciences Division and the PMC Business in accordance with all applicable Tax Laws.

        (ii) If Seller and Purchaser have not reached agreement on the allocation to Tangible Personal Property and Inventory pursuant to Section 1.04(h)(i) by the date that the Washington Combined Excise Tax Return described in Section 1.04(h) is required to be filed to avoid the imposition of interest or penalties, then (A) Seller shall timely file such Return with provisional figures for Tangible Personal Property and Inventory, and (B) once the allocation of the Final Purchase Price to such assets or classes of assets has been agreed upon by the parties, Seller shall timely file an amended Washington Combined Excise Tax Return reflecting the agreed upon figures. Seller shall pay any Taxes due with the returns described in (A) or (B) above, subject to Purchaser's obligation to pay one-half of the Transfer Tax in accordance with Section 1.09.

    (b) From and after the Closing Date, Seller and the Purchaser Entities agree: (i) to reasonably assist the other parties in preparing any Tax Returns that such other party is responsible for preparing and filing after such Closing Date with respect to the Semiconductor Division or the Assets; (ii) to reasonably cooperate with the other party in preparing for any audits of, or disputes with Governmental or Regulatory Authorities regarding, any Tax Returns relating to the Semiconductor Division or the Assets and to make available to the other party as reasonably requested all information, records and documents relating to liabilities for Taxes associated with the Semiconductor Division or the Assets, and to preserve all such information, records and documents until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by applicable law; and (iii) to provide timely notice to the other party in writing of any pending or threatened Tax audits or assessments related to the Semiconductor Division of the Assets which relate to any period prior to the Closing Date and of which such party has knowledge and to furnish such other party with copies of all correspondence received from any Governmental or Regulatory Authority in connection with any Tax audit or information request.

Section 8.03 Public Announcements. Seller and the Purchaser Entities shall issue a press release in the form of Exhibit O attached hereto following the execution of this Agreement at a mutually acceptable time. Neither Seller nor the Purchaser Entities nor any of their respective agents or representatives, without the approval of the other party (which shall not be unreasonably withheld or delayed), shall issue any other press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement and/or with respect to any other party to this Agreement or any of their respective agents or representatives, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange so long as such party has used commercially reasonable efforts to obtain the approval of the other party prior to issuing such press release or making such public disclosure. Notwithstanding any of the foregoing provisions, no Purchaser Entity will be required to obtain any approval of Seller in connection with its meetings with or presentations to existing or potential investors regarding the Semiconductor Division or the transactions contemplated hereunder at any time after the Closing Date.

Section 8.04 ITC Litigation. The Purchaser Entities agree that within thirty (30) days of Closing, (a) the Purchaser Entities shall file and serve appropriate notification to the court and other parties to the ITC Litigation verifying that Purchaser is acquiring Seller's rights and assuming Seller's obligations with respect to the ITC Litigation, and requesting that Purchaser be substituted for Seller as defendant and counterclaim plaintiff in connection with the ITC Litigation, and (b) Seller shall cooperate with the Purchaser Entities in causing the Protective Order to be appropriately amended as a result of the foregoing.

Section 8.05 Further Assurances. In addition to the post closing covenants contemplated under Section 1.04 or elsewhere in this Article VIII or under any other Operative Agreement:

    (a) At any time or from time to time after the Closing, at a party's request and without further consideration, the other party shall execute and deliver to the requesting party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such party may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets and assumption of all of the Assumed Liabilities, to confirm Seller's title to all of the Excluded Assets and retention of all the Excluded Liabilities, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the business and operation of the Semiconductor Division and the Assets (as contemplated herein and to the extent consistent with this Agreement and the Operative Agreements) and to assist each party in exercising all rights with respect thereto, and otherwise to cause each party to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

    (b) Effective as of the Closing Date, subject to Section 5.02, Seller hereby constitutes and appoints the Purchaser Entities the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser, to make endorsements and give receipts and releases for and in respect of payments made in satisfaction of the Accounts Receivable, and to do all such acts and things reasonably incident or necessary to effectuate the foregoing. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

    (c) Following the Closing, Purchaser will make available to Seller and its counsel and accountants, during normal business hours and upon reasonable advance notice, reasonable access to the Books and Records and other data relating to the Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, if and to the extent such access may be reasonably necessary in connection with the preparation of Tax Returns and compliance with the requirements of any Governmental or Regulatory Authority by Seller. Further, Purchaser agrees for a period extending three years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless Purchaser shall first offer in writing to surrender such books, records and other data to Seller and Seller shall not agree in writing to take possession thereof during the 30 day period after such offer is made. Any information obtained by Seller pursuant to this Section 8.05 shall be held and maintained confidential by Seller in accordance with Section 11.05. Notwithstanding anything to the contrary contained in this Agreement, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with this Section 8.05 shall be subject to applicable rules relating to discovery.

Section 8.06 Accounts Payable; Accounts Receivable.

    (a) Seller shall pay or cause to be paid all Seller Accounts Payable and other Liabilities of Seller existing as of the Closing Date (excluding any Assumed Liabilities to be discharged by Purchaser) promptly as and when they become due (taking into account any extended terms which have been established with the account debtor thereon and except for those being contested in good faith for which appropriate reserves have been set aside).

    (b) All cash, checks or other proceeds received from any third party by Seller after the Closing Date in respect of any Asset, including any Account Receivable related to the Semiconductor Division (other than with respect to Excluded Contracts), shall be held by Seller in trust for Purchaser and shall be immediately turned over to Purchaser in the equivalent amount and in form as received, and if necessary, duly endorsed to Purchaser. Seller shall cooperate with and assist Purchaser in connection with the collection of any Account Receivable related to the Semiconductor Division or any other payment due from third party in respect of any Asset.

Section 8.07 Use of Names. For a period of one year after the Closing, subject to a longer period beyond one year if required to fulfill Purchaser's obligations under the Transition Services Agreement with respect to any Distributor Agreement (as such term is defined therein), the Purchaser Entities shall be permitted to use the name "Applied Precision" and all derivative tradenames or business names thereof as may be reasonably necessary in connection with the transition of the business and operation of the Semiconductor Division. Without limiting the foregoing, the Purchaser Entities may use such names of Seller in order to sell the Inventory, including using the packaging materials that are included as Assets, or to collect or otherwise enforce its rights with respect to any Account Receivable.

Section 8.08 Noncompetition and Confidentiality.

    (a) Seller and the Acquiror (as defined in Section 11.09(a)) will each refrain from, either alone or in conjunction with any other Person, directly or indirectly, for a period of two years from the Closing Date:

        (i) employing, engaging or seeking to employ or engage any Person who had been an Employee or an employee of either of the Purchaser Entities or any of their Affiliates (other than employees of the Life Sciences Division as of the Closing Date or any other Employees who are not Continuing Employees);

        (ii) except as provided in the Transition Services Agreement, causing or attempting to cause (A) any client, customer, vendor or supplier of the Semiconductor Division to terminate or reduce its business with either of the Purchaser Entities or any of their Affiliates, or (B) any manager, officer, employee or consultant of either of the Purchaser Entities or any of their Affiliates to resign or sever a relationship with either of the Purchaser Entities or any of their Affiliates;

        (iii) participating or engaging in (other than through the ownership of 1% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), including but not limited to, by way of licensing, or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the business of the Semiconductor Division or any business conducted by any Purchaser Entity on the Closing Date throughout any region of the world.

        (iv) Notwithstanding the foregoing, there shall be no restriction on Seller, either alone or in conjunction with any other Person, conducting the business of the Life Sciences Division, as long as such business is not competitive with the business that constituted the Semiconductor Division and Seller does not violate any of the provisions of this Section 8.08(a).

    (b) Seller acknowledges that following the Closing, all information concerning the Semiconductor Division or any of the Assets, including without limitation, the Intellectual Property Rights, customer lists, prospect lists, supplier lists, business plans, marketing plans, financial information or any other material information pertaining to the Semiconductor Division or the Assets and is not generally known by or disclosed to the public (excluding, however, any information relating to the Excluded Assets or Intellectual Property Rights which are licensed to Purchaser under the License Agreement) (collectively, the "Confidential Information"), will be the property of Purchaser and shall continue to be proprietary and confidential. Following the Closing, Seller will not, and will not cause or permit any of its directors, managers, employees, agents or other representatives to, disclose or use any of the Confidential Information for any purpose whatsoever, except as permitted under the Operative Agreements to which Seller will be a party or as otherwise required by applicable Law. Seller represents and warrants that it has caused its managers, officers, employees and any other Persons to whom Confidential Information has been disclosed to execute appropriate confidentiality agreements that prohibit such Persons from using or disclosing any of the Confidential Information for any purpose whatsoever, except as permitted under the Operative Agreements or as required by applicable law.

    (c) Seller acknowledges that, in light of the nature of the business of the Semiconductor Division, the location of its customers and the semiconductor industry in general, the covenants contained in this Section 8.08 are appropriate and reasonable in all respects (including the duration and scope of each such covenant) and that such covenants of Seller are a material inducement of the Purchaser Entities to enter into this Agreement and to consummate the transactions contemplated hereunder. Seller agrees that any remedy at Law for any breach of the provisions of this Section 8.08 would be inadequate, and accordingly, Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or any posting of bond, in order that the breach or threatened breach of such provisions may be effectively restrained.

    (d) The Purchaser Entities will refrain from, either alone or in conjunction with any other Person, directly or indirectly, for a period of two years from the Closing Date: employing, engaging or seeking to employ or engage any Person who had been an Employee of the Life Sciences Division as of the Closing Date. The Purchaser Entities acknowledge that, in light of the nature of the business of the Life Sciences Division, the location of its customers and the life sciences industry in general, the covenants contained in this Section 8.08 are appropriate and reasonable in all respects (including the duration and scope of each such covenant) and that such covenants of the Purchaser Entities are a material inducement of Seller to enter into this Agreement and to consummate the transactions contemplated hereunder. The Purchaser Entities agree that any remedy at Law for any breach of the provisions of this Section 8.08 would be inadequate, and accordingly, the Purchaser Entities hereby consent to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved or any posting of bond, in order that the breach or threatened breach of such provisions may be effectively restrained.

    (e) Seller shall cause any purchaser or assignee of, or any successor-in-interest to, the Life Sciences Division to agree in writing to be bound by the terms and provisions of this Section 8.08. Section 8.09 IT Systems. Prior to the Closing, Seller will create mirror images of its information technology system and provide one instance of such system to Purchaser and maintain one instance for purposes of the Life Sciences Division. Seller agrees not to use or disclose the information retained on its copy of such system relating to the Semiconductor Division. Purchaser agrees not to use or disclose the information retained on its copy of such system relating to the Life Sciences Division. Section 8.10 Distributor Agreements. Each Seller and the Purchaser Entities agree to comply with their respective obligations with respect to the Distributor Agreements as set forth in the Transition Services Agreement.

ARTICLE IX
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.01 Survival Period. Notwithstanding any right of either of the Purchaser Entities (whether or not exercised) to investigate the Assets or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or any knowledge or information obtained or learned by a party as a result thereof, Seller and the Purchaser Entities have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and the Purchaser Entities contained in this Agreement and any Operative Agreement will survive the Closing for a period of one (1) year (unless a longer period is expressly specified herein or therein), provided, however, with respect to each post-Closing covenant or agreement contained in this Agreement or any Operative Agreement which by its express terms or nature survives the Closing, such covenant shall survive until 60 days following the last date on which such covenant or agreement is to be or could be performed; provided, however, that (a) any representation, warranty, covenant or agreement that would otherwise terminate in accordance with the foregoing clause will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article X on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved pursuant to Article X, (b) if the claim involves willful misconduct or fraud or Intentional Covenant Breach (as defined in Exhibit A), then the applicable representation, warranty, covenant or agreement to which such claim relates shall be deemed to continue to survive (but only with respect to such claim) until such claim has been satisfied or otherwise resolved pursuant to Article X or otherwise, and (c) all covenants, agreements or other obligations included within Acquiror's Assumed Obligations shall survive until 60 days following the last date on which such Acquiror's Assumed Obligation is to be or could be performed.

ARTICLE X
INDEMNIFICATION

Section 10.01 Indemnification.

    (a) Indemnification by Seller. Subject to Section 10.01(c) and the other Sections of this Article X, Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

        (i) any inaccuracy in or any breach of any representation or warranty of Seller contained in this Agreement, any Operative Agreement to which Seller is a party or in any certificate, document or instrument delivered by or on behalf of Seller herewith or therewith;

        (ii) any breach of any covenant (post-Closing or otherwise) of Seller contained in this Agreement;

        (iii) any breach by Seller of any Operative Agreement to which it is a party (including any covenants set forth therein);

        (iv) any Excluded Assets or Excluded Liabilities, including without limitation, any claims relating to or arising out of (A) the Excluded Contracts (whether or not any required consents (including the consents described in Section 2.03 of the Disclosure Schedule) under the Excluded Contracts are obtained by Seller), including but not limited to, any Losses resulting from any claim that any Excluded Contract has been breached as a result of the transactions described herein or in the Operative Agreements, or (B) the conduct of business or operation of the Life Sciences Division, in all cases, whether prior to, on or after the Closing Date; or

        (v) any Accounts Receivable (or any portion thereof), net of any reserve for uncollectible or doubtful accounts, write-offs or bad debts, as set forth in the Closing Net Asset Balance Statement, that have not been paid to Purchaser within eleven months after the Closing Date.

    (b) Indemnification by the Purchaser Entities. Subject to Section 10.01(c) and the other Sections of this Article X, the Purchaser Entities shall, jointly and severally, indemnify the Seller Indemnified Parties from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to:

        (i) any inaccuracy in or any breach of any representation or warranty of the Purchaser Entities contained in this Agreement, any Operative Agreement to which Purchaser is a party or in any certificate, document or instrument delivered by or on behalf of Purchaser herewith or therewith;

        (ii) any Assumed Liabilities, including without limitation, the Assumed Contract Liabilities and the ITC Litigation;

        (iii) any breach of any covenant (post-Closing or otherwise) of a Purchaser Entity contained in this Agreement;

        (iv) any breach by a Purchaser Entity of any Operative Agreement to which it is a party (including any covenants set forth therein); or.

        (v) the conduct of business or operation of the Semiconductor Division by or on behalf of Purchaser or the ownership, use or operation of any Asset by or on behalf of Purchaser after the Closing Date (provided that indemnification is not otherwise provided for elsewhere in either Section 10.01(a) or this Section 10.01(b)).

    (c) Limits on Indemnification.

        (i) Threshold Amount. No amounts of indemnity shall be payable in the case of a claim or claims by an Indemnified Party under this Section 10.01 unless such Indemnified Party has suffered, incurred, sustained or become subject to Losses in excess of $100,000 in the aggregate (the "Threshold Amount"), in which event such Indemnified Party shall be entitled to claim indemnity for the full amount of such Losses; provided that the Threshold Amount shall not apply to indemnification claims made pursuant to Section 10.01(a)(ii) - (v) or Section 10.01(b)(ii) - (iv).

        (ii) Indemnification Cap; Sole Source Escrow.

            (A) All amounts to which an Indemnified Party may be entitled pursuant to the provisions of this Article X shall be net of (1) any insurance proceeds received by the Indemnified Party with respect thereto and (2) any Tax benefits realized by Indemnified Party as the result of the event for which the Indemnified Party is being indemnified; provided if any such amounts are recovered after the indemnification payment is made, the Indemnified Party recovering such amount shall promptly pay the appropriate amount to the Indemnifying Parties.

            (B) Nothing contained in this Article X is intended to or shall limit the right of the Purchaser Entities to make claims against the Escrow Fund pursuant to the Escrow Agreement for (1) certain ITC Litigation Losses in accordance with the Escrow Agreement, (2) Distributor Agreement Losses in accordance with the Transition Services Agreement, and (3) any payment obligations of Seller under Section 1.04(g)(ii).

            (C) Seller and the Purchaser Entities acknowledge and agree that the sole and exclusive source for (1) Seller's indemnification obligations under this Agreement and all of the Operative Agreements and (2) all claims of the type described in Section 10.01(c)(ii)(B) shall be limited to the amount of the Escrow Fund then held in Escrow (as reduced from time to time in accordance with the Escrow Agreement), except with respect to (x) claims for willful misconduct or fraud or Intentional Covenant Breach, (y) claims under Section 8.08, and (z) claims against the Acquiror for breach of the Acquiror's Assumed Obligations; provided, however, that unless and until the Life Sciences Change in Control takes place and the Acquiror delivers the Acquiror Assumption Agreement (as defined in Section 11.09(b)(ii)), the claims described in this clause (z) may be made against Seller, except that for any such claims against Seller made prior to the first anniversary of the Closing, any monetary damages shall be made against and limited to the Escrow Fund.

        (iii) Exclusive Remedy. The provisions of this Article X shall be the sole and exclusive remedy for the applicable Indemnified Parties after the Closing Date for any breach of any of the terms, conditions, warranties, representations or covenants herein and any of the Operative Agreements or any right, claim or cause of action arising out of or relating to the transactions contemplated hereby or any of the Operative Agreements, except (A) to the extent such claim or cause of action is based on willful misconduct or fraud or Intentional Covenant Breach, (B) as described in Section 10.01(c)(ii)(B), (C) with respect to claims under Section 8.08 or the Noncompetition Agreements, and/or (D) with respect to any right, claim or cause of action for equitable or non-monetary relief. Any indemnification received under this Article X shall be treated by Purchaser and Seller as an adjustment to the Purchase Price.

        (iv) The parties shall have no right to make any claim in respect of the determination of the Net Assets at Closing or any item included within the determination of the Closing Net Asset Balance other than in accordance with Section 1.04. No adjustment to the Estimated Net Asset Balance pursuant to Section 1.04 shall be considered a breach of any representation, warranty or other provision of this Agreement or any certificate delivered pursuant to this Agreement.

        (v) An Indemnifying Party shall not have any indemnification obligation for consequential damages, punitive or exemplary damages, special damages, lost profits, incidental damages, indirect damages, unrealized expectations or other similar items, except in each case to the extent such damages are owed by the Indemnified Party to a third party.

Section 10.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 10.01 will be asserted and resolved as follows:

    (a) In the event any claim or demand in respect of which an Indemnified Party may seek indemnity under Section 10.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than either Seller or Purchaser or any of their respective Affiliates (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim if and to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 10.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 10.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 10.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 10.01 with respect to such Third Party Claim. Notwithstanding the foregoing or any other provision contained herein to the contrary, if a Third Party Claim is asserted against any Purchaser Entity and Seller has transferred as of the date such claim is asserted, or transfers at any time thereafter, all or substantially all of the assets of the Life Sciences Division to a third party, then Purchaser shall have the right, but not the obligation, to assume and control the defense of such claim.

        (ii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 10.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute within the Resolution Period. If the parties are unable to resolve the dispute within the Resolution Period, then either party shall have the right to pursue the matter in a court of competent jurisdiction, subject to the other provisions of this Article X.

        (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 10.02(a), or if the Indemnifying Party gives such notice but fails to prosecute diligently the defense of, or settle, the Third Party Claim, or if the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which could materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.

    (b) In the event any Indemnified Party should have a claim under Section 10.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim, the Loss suffered by the Indemnified Party will be conclusively deemed a liability of the Indemnifying Party under Section 10.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute within the Resolution Period. If the parties are unable to resolve the dispute within the Resolution Period, then either party shall have the right to pursue the matter in a court of competent jurisdiction, subject to the other provisions of this Article X.

ARTICLE XI
MISCELLANEOUS

Section 11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, sent by facsimile transmission (so long as, concurrently with facsimile transmission, a hard copy of such notice is sent by any other means permitted hereunder) or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

If to Purchaser, to: Rudolph Technologies, Inc. One Rudolph Road P.O. Box 1000 Flanders, New Jersey 07836 Attn: Robert A. Koch, Esq., General Counsel Facsimile No.: (973) 691-1435

        with a copy to: Wolff & Samson PC One Boland Drive West Orange, New Jersey 07052 Attn: Roger J. Breene, Esq. Facsimile No.: (973) 530-2233

If to Seller: Applied Precision Holding, LLC 1040 12th Avenue NW Issaquah, Washington 98027-8929 Attn: Ronald Seubert Attn: Steve Reichenbach Facsimile No.: (425) 557-1055

        with a copy to:  Heller Ehrman LLP 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 Attn: John Robertson, Esq. Facsimile No.: (206) 447-0849 and Riverside Partners LLC One Exeter Plaza Boston, Massachusetts 02116 Attn: David Belluck Facsimile No.: (617) 351-2801

        with a copy to: Choate Hall & Stewart Two International Place Boston, Massachusetts 02110 Attn: T.J. Murphy, Esq. Facsimile No.: (617) 248-4000

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

Section 11.02 Construction. The parties acknowledge and agree that they and their respective counsel have had an opportunity to review and make changes to this Agreement and the normal rule of construction, whereby ambiguities are resolved against the drafting party, shall be inapplicable to this Agreement and the interpretation hereof.

Section 11.03 Entire Agreement. This Agreement, the exhibits hereto, the Disclosure Schedule and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof, except for that certain Acknowledgment and Waiver dated April 23, 2007 executed by Seller. If there are any inconsistencies between this Agreement and any of the Operative Agreements, this Agreement shall be controlling.

Section 11.04 Expenses. Except as otherwise expressly provided in this Agreement, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby; provided however, that in the event any Action or Proceeding between the parties hereto relating to this Agreement or any Operative Agreement results in a judgment, ruling or other determination in favor of a party, such prevailing party shall be entitled to recover all costs and expenses incurred in connection with such Action or Proceeding, including fees and expenses of attorneys, accountants and experts.

Section 11.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, to hold, in strict confidence from any Person, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law, or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby; provided, however, that following the Closing, the foregoing restrictions will not apply to a Purchaser Entity's use of documents and information concerning the Assets or the Assumed Liabilities. The foregoing covenants are in addition to, and shall not limit, the obligations of the parties under that certain letter of intent dated August 6, 2007 between Rudolph and Seller.

Section 11.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as otherwise expressly set forth herein, all remedies under this Agreement will be cumulative and not as an alternative.

Section 11.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

Section 11.08 No Third Party Beneficiary. Except as provided in the following sentence, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X. The Seller Indemnified Parties are intended third party beneficiaries of Section 3.08 hereof, and the Seller Indemnified Parties and the Purchaser Indemnified Parties are intended third party beneficiaries of Article X.

Section 11.09 No Assignment; Binding Effect.

    (a) Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (i) for assignments and transfers by operation of Law, (ii) subject to Section 11.09(b), Seller may assign all (but not part) of its rights, interests and obligations hereunder and/or under any particular Operative Agreement to any purchaser of the Life Sciences Division (whether by merger, asset purchase, equity purchase or any other transaction) (in each case, a "Life Sciences Change of Control"), provided that the purchaser, assignee, transferee or successor-in-interest of Seller's rights, interests and obligations (each an "Acquiror") agrees in writing to assume and be bound by all of the terms, conditions and provisions and all liabilities and covenants of Seller under this Agreement and/or the particular Operative Agreements, and (iii) that the Purchaser Entities may assign any or all of their rights, interests and obligations hereunder or under any Operative Agreement (including without limitation its rights under Article X) to each other or to a wholly-owned subsidiary or other Affiliate, provided that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein. If Seller or a Purchaser Entity makes such a permitted assignment, it shall provide prompt notice of such assignment to the other party together with the documents evidencing the assignment and its compliance with this Section 11.09. Except as hereinafter provided in Section 11.09(b)(i)(C), no assignment shall release or discharge the assignor from any of its liabilities or obligations hereunder or under any Operative Agreement. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

    (b) (i) (A) If following the Closing there is a Life Sciences Change in Control of Seller and at the time of the Life Sciences Change in Control, Seller has any continuing obligations under this Agreement and/or Seller has any continuing obligations under some or all of the Operative Agreements (or any portion thereof) (such obligations, except for the Excluded Obligations (as defined below), are referred to as the "Continuing Obligations"), then concurrently with the Life Sciences Change in Control, Seller shall assign to the Acquiror and the Acquiror shall assume in writing, such Continuing Obligations under this Agreement and the Operative Agreements. Notwithstanding the foregoing, with respect to the Acquiror only (and not with respect to Seller), "Continuing Obligations" shall be deemed to exclude (1) any monetary obligations for which adequate reserves have been maintained by Seller, (2) such other obligations that Seller will maintain sufficient non-monetary resources to perform and (3) any obligations for any breach of Section 2 hereof (such excluded obligations being referred to as the "Excluded Obligations"), and in each case Acquiror shall have no obligation to the Purchaser Entities with respect thereto.

            (B) Seller acknowledges and agrees that the Continuing Obligations that any Acquiror shall be required to assume and agree to be bound by include at least those Continuing Obligations set forth (1) in Section 8.08, the Sublease, the License Agreements, the PMC Component Documents and Sections 1 and 2 of the Transition Services Agreement, and (2) in Article X and Sections 11.11 and 11.14 solely to the extent related to a breach of or litigation with respect to any of the Continuing Obligations listed in clause (1) of this Section 11.09(b)(i)(B) or any other Continuing Obligations assumed by the Acquiror. Any Continuing Obligations assumed by the Acquiror are sometimes referred to herein as the "Acquiror's Assumed Obligations."

            (C) Except as hereinafter provided, after such assignment to the Acquiror, Seller shall also remain liable for all of its obligations under this Agreement and the Operative Agreements, including, but not limited to, the Continuing Obligations, the Excluded Obligations, the Acquiror's Assumed Obligations and any obligations for any breach of Section 2 hereof, as provided in and subject to the limitations contained in the other provisions of this Agreement (including Section 10.01) and the Operative Agreements. Notwithstanding the immediately preceding sentence or any provisions in Section 11.09(a) to the contrary but subject to the limitations set forth in Section 10.01, assuming that the Acquiror delivers the Acquiror Assumption Agreement, then Seller shall not remain liable for Acquiror's Assumed Obligations after the first anniversary of the Closing (provided with respect to any claims where the Escrow Fund is the sole recourse, following the complete release of the Escrow Funds from Escrow, if earlier than the first anniversary of the Closing), and in such case, the Purchaser Entities' rights and remedies shall be solely against the Acquiror. The immediately preceding sentence is not intended to limit any rights the Purchaser Entities may have against Seller for willful misconduct or fraud or Intentional Covenant Breach.

        (ii) At the Closing of the Life Sciences Change in Control transaction, the Seller shall require that the Acquiror execute and deliver to Purchaser a document reasonably satisfactory to Purchaser assuming and agreeing to be bound by the Continuing Obligations (the "Acquiror Assumption Agreement").

Section 11.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

Section 11.11 Consent to Jurisdiction; Service of Process. Each party hereby irrevocably submits to the exclusive jurisdiction of any United States District Court located in Delaware or any court of the State of Delaware in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

Section 11.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 11.13 Exhibits and Schedules. All Exhibits and the Disclosure Schedule annexed to this Agreement are incorporated in and made a part of this Agreement as if set forth in full.

Section 11.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

Section 11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Section 11.16 Joint and Several Obligation. All obligations and liabilities of each Seller under this Agreement shall be joint and several.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                                                                                                                                        SELLER:

Witness:                                                                                                                                         APPLIED PRECISION HOLDINGS, LLC

By:                                                                                                                                                 By:  /s/ Ronald C. Seubert
Name:                                                                                                                                                  Ronald C. Seubert
Title:                                                                                                                                                     Chief Executive Officer

Witness:                                                                                                                                         APPLIED PRECISION, LLC

By:                                                                                                                                                    By:  /s/ Ronald C. Seubert
Name:                                                                                                                                                     Ronald C. Seubert
Title:                                                                                                                                                        Chief Executive Officer

                                                                                                                                                        PURCHASER ENTITIES:

Attest:                                                                                                                                             RUDOLPH TECHNOLOGIES, INC.

By: /s/ Steven R. Roth                                                                                                                          By:   /s/ Paul F. McLaughlin
Steven R. Roth                                                                                                                                     Paul F. McLaughlin
Secretary                                                                                                                                              Chief Executive Officer

Witness:                                                                                                                                           MARINER ACQUISITION COMPANY LLC

By:                                                                                                                                                     By: /s/ Paul F. McLaughlin
Name:                                                                                                                                                     Paul F. McLaughlin
Title:                                                                                                                                                        Chief Executive Officer

EXHIBIT A
DEFINITIONS

A. Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

        "Accounting Principles" has the meaning ascribed to it in Section 1.04(a)(i).

        "Accounts Payable" has the meaning ascribed to it in Section 1.02(b)(i).

        "Accounts Receivable" has the meaning ascribed to it in Section 1.01(a)(i).

        "Accrued Liabilities" has the meaning ascribed to it in Section 1.02(a)(iv).

        "Acquiror" has the meaning ascribed to it in Section 11.09(a).

        "Acquiror Assumption Agreement" has the meaning ascribed to it in Section 11.09(b)(ii).

        "Actions or Proceedings" means any action, suit, litigation, arbitration, mediation or other legal proceeding, or Governmental or Regulatory Authority              investigation or audit.

        "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. With respect to a natural Person, an Affiliate includes such Person's spouse, siblings and children.

        "Agreement" means this Asset Purchase Agreement and the Exhibits and the Disclosure Schedule hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

        "Antitrust Approvals" has the meaning ascribed to it in Section 6.05.

        "Applied Holdings" has the meaning ascribed to it in the introductory clause of this Agreement.

        "Assets" has the meaning ascribed to it in Section 1.01(a).

        "Asset Sale" has the meaning ascribed to it in the preamble of this Agreement.

        "Assigned Contracts" has the meaning ascribed to it in Section 1.01(a)(iv).

        "Assignment and Assumption of Contracts" has the meaning ascribed to it in Section 1.05(b)(i).

        "Assignment Instruments" has the meaning ascribed to it in Section 1.05(b)(i).

        "Assumed Acquiror's Obligations" has the meaning ascribed to it in Section 11.09(b)(i).

        "Assumed Contract Liabilities" has the meaning ascribed to it in Section 1.02(a)(i).

        "Assumed Employee Liabilities" has the meaning ascribed to it in Section 1.02(a)(vi).

        "Assumed Liabilities" has the meaning ascribed to it in Section 1.02(a).

        "Assumed Semiconductor Accounts Payable" has the meaning ascribed to it in Section 1.02(a).

        "Assumed Warranty Claims" has the meaning ascribed to it in Section 1.02(a)(v).

        "Audit Date" means December 31, 2006.

        "Base Amount" has the meaning ascribed to it in Section 1.04(a)(ii).

        "Base Net Asset Statement" has the meaning ascribed to it in Section 1.04(a)(iii)

        "Benefit Plan" means any Plan established by Seller or any predecessor existing at the Closing Date to which Seller contributes on behalf of any Employee or any former employee, or under which any Employee, former employee of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

        "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

        "Business" has the meaning ascribed to it in the preamble of this Agreement.

        "Business Books and Records" has the meaning ascribed to it in Section 1.01(a)(x).

        "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New Jersey are authorized or obligated to close.

        "Capital Lease Obligations" has the meaning ascribed to it in Section 1.02(a)(i).

        "Cash Payment" has the meaning ascribed to it in Section 1.03(a)(i).

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

        "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

        "Claim Notice" means written notification pursuant to Section 10.02(a) of a Third Party Claim as to which indemnity under Section 10.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and detailed basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 10.01, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim. "Closing" means the closing of the transactions contemplated under Section 1.05.

        "Closing Date" has the meaning ascribed to it in Section 1.05(a).

        "Closing Net Asset Balance" has the meaning ascribed to it in Section 1.04(a)(iv).

        "Closing Net Asset Balance Statement" has the meaning ascribed to it in Section 1.04(a)(v).

        "Closing Payment" has the meaning ascribed to it in Section 1.03(c)(i).

        "COBRA" has the meaning ascribed to it in Section 2.11(b).

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Commercial Software" has the meaning ascribed to it in Section 2.14(h).

        "Confidential Information" has the meaning ascribed to it in Section 8.08(b).

        "Continuing Employees" has the meaning ascribed to it in Section 8.01.

        "Continuing Obligations" has the meaning ascribed to it in Section 11.09(b).

        "Contract" means any agreement, lease, license, evidence of Indebtedness, purchase order, mortgage, indenture, security agreement or other contract (whether written or oral).

        "Covered Products" has the meaning ascribed to it in Section 8.11(c).

        "Covered Patents" has the meaning ascribed to it in Section 8.11(b).

        "Disclosure Schedule" means the schedules delivered separately to the Purchaser Entities by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller and pursuant to this Agreement.

        "Dispute Period" means the period ending forty-five (45) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

        "Distributor Agreements" has the meaning ascribed to it in Section 1.01(b)(vi).

        "Embedded Products" has the meaning ascribed to it in Section 2.14(h).

        "Employee" means each employee, officer or consultant of Seller.

        "Environmental Claim" means any written or oral notice, claim, demand or other communication (collectively, a "claim") by any Person other than Seller alleging or asserting Liability of any nature, including but not limited to liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties, or any Losses whatsoever arising out of, based on or resulting from (a) the presence or Release of any Hazardous Material at any location, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term

        "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

        "Environmental Laws" means any Law(s) or Order(s) relating to the regulation or protection of human health, safety or the environment or to Releases or threatened Releases of Hazardous Material(s) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Material(s). "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "Escrow Agent" has the meaning ascribed to it in Section 1.03(d)(i).

        "Escrow Agreement" has the meaning ascribed to it in Section 1.03(d)(i).

        "Escrow Fund" has the meaning ascribed to it in Section 1.03(d)(i).

        "Estimated Net Asset Balance" has the meaning ascribed to it in Section 1.04(a)(vi).

        "Estimated Net Asset Balance Statement" has the meaning ascribed to it in Section 1.04(a)(vii).

        "Estimation Date" has the meaning ascribed to it in Section 1.01(a)(i).

        "Exchange Act" has the meaning ascribed to it in Section 2.33(d).

        "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

        "Excluded Books and Records" has the meaning ascribed to it in Section 1.01(b)(iv).

        "Excluded Contracts" has the meaning ascribed to it in Section 1.01(b)(vi).

        "Excluded Liabilities" has the meaning ascribed to it in Section 1.02(b).

        "Excluded Obligations" has the meaning ascribed to it in Section 11.09(b)(i)(A).

        "Exclusive Life Science Assets" has the meaning ascribed to it in Section 1.01(b)(ix).

        "Final Net Asset Balance" has the meaning ascribed to it in Section 1.04(a)(viii).

        "Final Purchase Price" has the meaning ascribed to it in Section 1.04(g)(iii).

        "Financial Assurance Obligations" has the meaning ascribed to it in Section 2.17(b).

        "Financial Statements" has the meaning ascribed to it in Section 2.06(b).

        "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

        "General Assignment" has the meaning ascribed to it in Section 1.05(b)(i).

        "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

        "Hazardous Material" means (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (b) any chemicals or other materials or substances which are listed under, or defined as or included in the definition of "hazardous," "toxic," "dangerous," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" "dangerous wastes," "extremely hazardous wastes" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which or use of is prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

        "Historical Financial Statements" has the meaning ascribed to it in Section 2.06(a).

        "HSR Act" has the meaning ascribed to it in Section 6.05.

        "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

        "Independent Expert" has the meaning ascribed to it in Section 1.04(e).

        "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

        "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article X.

        "Indemnity Notice" means written notification pursuant to Section 10.02(b) of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

        "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(vi)

        "Intellectual Property" means all patents and patent rights, trademarks, trade names and service marks, whether registered or unregistered, and all goodwill associated therewith, and all inventions, processes, formulae, know-how, copyrights and copyright rights, trade secrets, industrial models, processes, designs, methodologies, technologies, computer programs (including both source codes and object codes), website content and related documentation, maskworks, schematics, technical information, manufacturing, engineering and technical drawings, all pending applications for any of the foregoing, and all other tangible or intangible proprietary information or material of any kind or nature whatsoever, on any type of media, in all cases in any jurisdiction anywhere in the world.

        "Intellectual Property Rights" has the meaning ascribed to it in Section 2.14(a).

        "Intentional Covenant Breach" means:

                        (i) with respect to API, the intentional breach of its obligation to retain, be responsible for and/or pay the Excluded Liabilities, which results in a Loss to the Purchaser Entities for any such Excluded Liabilities; and

                        (ii) with respect to the Purchaser Entities, the intentional breach of their obligation to assume, be responsible for and/or pay the Assumed Liabilities, which results in a Loss to API for any such Assumed Liabilities.

        "Inventory" has the meaning ascribed to it in Section 1.01(a)(iii).

        "IRS" means the United States Internal Revenue Service.

        "Issaquah Facility" means collectively Seller's facility located at 1040 12th Avenue NW, Issaquah, Washington.

        "ITC" has the meaning ascribed to it in Section 1.02(a)(iii).

        "ITC Litigation" has the meaning ascribed to it in Section 1.02(a)(iii).

        "ITC Litigation Data" has the meaning ascribed to it in Section 2.34(b).

        "ITC Proceedings" has the meaning ascribed to it in Section 1.02(c)(i).

        "Joint Defense Agreement" has the meaning ascribed to it in Section 6.15.

        "Knowledge" of Seller or "Known" to Seller means the knowledge of any or all of the following persons: Ronald Seubert, Donald Snow, Steve Reichenbach, David Belluck, John Stewart, Joseph Victor and Joe Ahladis. Any such individual will be deemed to have "Knowledge" of a particular fact or other matter if that individual is actually aware of that fact or matter, or such individual could be expected to prudently discover or otherwise become aware of such fact or matter in the course of conducting a reasonable due inquiry or investigation regarding the accuracy of any representation or warranty contained in this Agreement.

        "Law(s)" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

        "Leases" means, collectively, the Real Property Leases, the Personal Property Leases and the Vehicle Leases.

        "Lessee Security Deposits" has the meaning ascribed to it in Section 1.01(a)(ix).

        "Liability(ies)" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

        "License(s)" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

        "License Agreement" has the meaning ascribed to it in Section 6.12

        "Lien(s)" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

        "Life Sciences Change in Control" has the meaning ascribed to it in Section 11.09(a).

        "Life Sciences Division" has the meaning ascribed to it in the preamble of this Agreement.

        "Long Term Assets" has the meaning ascribed to it in Section 1.01(a)(xiii).

        "Loss(es)" means any and all damages, fines, fees, penalties, deficiencies, Taxes, losses, Liabilities, costs and expenses (including, without limitation, interest, court costs, fees of attorneys, environmental consultants, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

        "Manufacturing License Agreement" has the meaning ascribed to it in Section 6.18.

        "Material Adverse Effect" shall mean (i) any material adverse change in or effect on the business, financial condition or results of operations in respect of the Semiconductor Division, the Assets or the Assumed Liabilities, or (ii) any material adverse change in or effect on the ability of any Seller to perform its obligations hereunder. "Material Adverse Effect" shall not include (a) such matters which have been disclosed to Purchaser under this Agreement, including the Schedules hereto, (b) any failure by the Semiconductor Division to meet Seller's internal projections or forecasts, (c) conditions generally affecting the semiconductor industry, or (d) any adverse effect to the extent attributable to the transactions contemplated hereby, the announcement or pendency of the transactions contemplated by this Agreement (including cancellations in customer orders, reduction in sales, disruption in relationships with suppliers, distributors, partners or similar relationships or loss of employees) or any actions taken by Purchaser following the Closing.

        "MTCA" means the Model Toxics Control Act, Ch. 70.105D RCW, as amended, and the rules and regulations promulgated thereunder.

        "Net Assets" has the meaning ascribed to it in Section 1.04(a)(ix).

        "Noncompetition Agreements" has the meaning ascribed to it in Section 6.07. "Notice of Objection" has the meaning ascribed to it in Section 1.04(d).

        "NPL" means the National Priorities List under CERCLA.

        "Operative Agreements" means, collectively, this Agreement, the General Assignment and the other Assignment Instruments, the Assumption Agreement, the Escrow Agreement, the Sublease, the License Agreement, the Purchase Order, the Manufacturing License Agreement, the Transition Services Agreement, the Joint Defense Agreement and the Registration Rights Agreement.

        "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final). "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

        "Permitted Liens" means (i) Liens for taxes, fees, assessments or other governmental charges or levies which are not yet due and payable or delinquent, or are being contested in good faith with appropriate reserves taken in accordance with GAAP and (ii) mechanic's and material man's liens incurred in the ordinary course of business, consistent with past practice.

        "Person" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

        "Personal Property Leases" has the meaning ascribed to it in Section 2.13(b).

        "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA. "PMC Business" has the meaning ascribed to it in the preamble of this Agreement.

        "PMC Component Documents" has the meaning ascribed to it in the preamble of this Agreement.

        "Precision LLC" has the meaning ascribed to it in the introductory clause of this Agreement.

        "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(v).

        "Protective Order" has the meaning ascribed to it in Section 2.34.

        "Purchase Price" has the meaning ascribed to it in Section 1.03(a).

        "Purchase Order" has the meaning ascribed to it in Section 6.18.

        "Purchaser" means Mariner Acquisition Company LLC.

        "Purchaser Disclosure Materials" has the meaning ascribed to it in Section 2.33(d).

        "Purchaser Entities" has the meaning ascribed to it in the preamble of this Agreement.

        "Purchaser Indemnified Parties" means the Purchaser Entities, their respective Affiliates, and all of their respective officers, directors, employees and agents.

        "Purchaser Reports" has the meaning ascribed to it in Section 3.08.

        "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

        "Real Property" has the meaning ascribed to it in Section 2.12.

        "Real Property Lease" has the meaning ascribed to it in Section 2.12.

        "Registration Rights Agreement" has the meaning ascribed to it in Section 6.17.

        "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

        "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

        "Review Period" has the meaning ascribed to it in Section 1.04(d).

        "Rudolph Stock" has the meaning ascribed to it in Section 1.03(a)(ii).

        "SEC" means the Securities and Exchange Commission under the Securities Act

        "SEC Reports" has the meaning ascribed to it in Section 2.33(d).

        "Securities Act" has the meaning ascribed to it in Section 2.33(a).

        "Security Documents" has the meaning ascribed to it in Section 2.22(a).

        "Seller" has the meaning ascribed to it in the preamble of this Agreement.

        "Seller Accounts Payable" has the meaning ascribed to it in Section 1.02(b)(i).

        "Seller Indemnified Parties" means each Seller, its Affiliates and their respective officers, directors, employees and agents.

        "Seller Products" has the meaning ascribed to it in Section 1.02(a)(v).

        "Semiconductor Division" has the meaning ascribed to it in the preamble of this Agreement.

        "Semiconductor Segment" has the meaning ascribed to it in the preamble of this Agreement.

        "Stock Consideration" has the meaning ascribed to it in Section 1.03(a)(ii).

        "Stock Value" has the meaning ascribed to it in Section 1.03(a)(ii).

        "Sublease" has the meaning ascribed to it in Section 6.11.

        "Tangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(ii).

        "Tax Return" means a report, return, application, certificate or other information (including any amendments) required to be supplied to a governmental entity by Seller with respect to Taxes or retained by Seller as proof of any Tax exemption, deferral or other Tax benefit, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

        "Tax(es)" means all taxes, charges, fees, levies or other assessments, including but not limited to, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, license, production, estimated, occupation, property, capital gain, registration, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, or other tax, charge, assessment, duty, levy, compulsory loan, or other direct or indirect impost of any nature whatsoever (including any interest, additions to tax, or civil or criminal penalties thereon) of the United States or any jurisdiction therein, or any domestic state, county, city or other political subdivision or any jurisdiction therein.

        "Transition Services Agreement" has the meaning ascribed to it in Section 6.13.

        "Third Party Claim" has the meaning ascribed to it in Section 10.02(a).

        "Threshold Amounts" has the meaning ascribed to it in Section 10.01(c)(i).

        "Transfer Taxes" has the meaning ascribed to it in Section 1.09.

        "Unaudited Financial Statements" has the meaning ascribed to it in Section 2.06(b).

        Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the business and operation of the Semiconductor Division. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP and, in the case of Seller, shall mean or be determined on a combined basis.

EXHIBIT I

Ronald Seubert, Donald Snow, John Stewart, Steve Reichenbach, Joseph Victor and Joseph Ahladis

EXHIBIT N

Employees Offered Employment

Exhibit 99.1

RUDOLPH TECHNOLOGIES ACQUIRES SEMICONDUCTOR BUSINESS OF
APPLIED PRECISION, LLC

Flanders, NJ, (December 18, 2007) - Rudolph Technologies, Inc.  (NASDAQ: RTEC), a leading provider of process characterization equipment and software for thin film measurement and macro defect inspection, announced today that it has signed an agreement to acquire the net assets of the semiconductor business of Applied Precision, LLC. Applied Precision, headquartered in Issaquah, Washington, provides precision wafer probe card metrology systems and wafer probe process management systems to semiconductor final manufacturing facilities.

"We are very excited about bringing the Applied Precision semiconductor team into our organization," said Paul F. McLaughlin, chairman and chief executive officer of Rudolph. "This acquisition combines two successful companies with complementary products and technologies, and will accelerate our efforts to be a more complete supplier of back-end equipment and software. As the consolidation of our industry continues, we believe our combined strengths will enable us to continue providing our customers with process characterization excellence to meet tomorrow's process challenges. In addition, this acquisition gives us the benefit of leveraging multiple synergies between the two organizations, and we expect this transaction to be accretive to earnings within the first year."

            "Applied Precision's position as an industry leader in probe card test and analysis is a strategic fit for our organization, and will give us the benefit of additional resources and global depth to address next-generation solutions for our customers," said Nathan Little, executive vice president and general manager of the Inspection Business Unit. "We are looking forward to combining operations with the newly-formed Probe Card Test and Analysis Division," he continued, "and we expect to build on the new division's number one market share position in the probe card analytics market."

            Little added, "Rudolph and Applied Precision have an established presence in the final manufacturing arena and are well positioned to address new opportunities in wafer probe card test and analysis. We believe this acquisition will allow Rudolph to continue to build on our vision of being able to deliver innovative products, superior services and exceptional shareholder value in the years ahead."

            Terms of the transaction include a combination of cash and Rudolph Technologies common stock. Rudolph has scheduled a conference call to discuss the acquisition for 0930 EST, Thursday, December 20, 2007.

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and data analysis systems used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. The company has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the company's web site at www.rudolphtech.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "would," "should," "expects," "plans," "anticipates," "believes," "feels," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Factors that could cause actual results to differ materially from the expectations expressed in such forward-looking statements, include, but are not limited to, (1) cyclicality of the semiconductor industry; (2) customer concentration; (3) introduction of new products by Rudolph's competitors; (4) sole or limited sources of supply; (5) the businesses of Rudolph and Applied Precision may not be integrated successfully, which may result in the combined company not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; (6) expected combination benefits from the acquisition may not be fully realized or realized within the expected time frame; (7) revenues following the acquisition may be lower than expected; (8) costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the acquisition, or the effects of purchase accounting may be different from the companies' expectations; (9) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (10) the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; (12) the impact of the slowdown in the overall economy; (13) uncertainty of the current global political environment; (14) the potential for terrorist attacks; (15) the potential for business disruptions due to infectious diseases; (16) changes in customer demands for our existing and new products, the timing, cancellation or delay of customer orders and shipments; (17) the timing of revenue recognition of shipments; (18) changes in or an inability to execute Rudolph's business strategy; (19) unanticipated manufacturing or supply problems; and (20) changes in tax rules. Rudolph cannot guarantee future results, levels of activity, performance, or achievements. The matters discussed in this press release also involve risks and uncertainties as summarized in Rudolph's Form 10-K report for the year ended December 31, 2006 and other filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov, the SEC's website, and at http://www.rudolphtech.com, the Rudolph website. While these factors may be updated from time to time through the filing of reports and registration statements with the SEC, Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Rudolph Technologies:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com